Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of April 9, 2018

Among

GACP Finance Co., LLC, as Agent,

The Lenders From Time to Time Party Hereto,
as Lenders,

THE OLB GROUP, INC.,

as Parent Guarantor

and

Securus365, inc.,

evance capital, inc.,

evance, Inc.,

omnisoft, inc.,

crowdpay.us, inc.,

as Borrowers,

Loan and Security Agreement

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Loan and Security Agreement

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS		15
	5.1	Existence and Authority	15
	5.2	Names; Trade Names and Styles	16
	5.3	Title to Collateral; Third Party Locations; Permitted Liens	16
	5.4	Accounts and Chattel Paper	16
	5.5	Electronic Chattel Paper	17
	5.6	Capitalization; Investment Property	17
	5.7	Commercial Tort Claims	18
	5.8	Jurisdiction of Organization; Location of Collateral	18
	5.9	Financial Statements and Reports; Solvency	19
	5.10	Tax Returns and Payments; Pension Contributions	19
	5.11	Compliance with Laws; Intellectual Property; Licenses; Pensions	20
	5.12	Litigation	21
	5.13	Use of Proceeds	22
	5.14	Insurance	22
	5.15	Financial, Collateral and Other Reporting; Notices	22
	5.16	Litigation Cooperation	24
	5.17	Reserved	25
	5.18	Reserved	25
	5.19	No Default	25
	5.20	No Material Adverse Change	25
	5.21	Full Disclosure	25
	5.22	Sensitive Payments	25
	5.23	Negative Covenants	25
	5.24	Financial Covenants	27
	5.25	Employee and Labor Matters	28
6.	LIMITATION OF LIABILITY AND INDEMNITY		28
	6.1	Limitation of Liability	28
	6.2	Indemnity	28
7.	EVENTS OF DEFAULT AND REMEDIES		29
	7.1	Events of Default	29
	7.2	Remedies with Respect to Lending Commitments/Acceleration/Etc	31
	7.3	Remedies with Respect to Collateral	32
8.	LOAN GUARANTY		36
	8.1	Guaranty	36

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Loan and Security Agreement

	8.2	Guaranty of Payment	37
	8.3	No Discharge or Diminishment of Loan Guaranty	37
	8.4	Defenses Waived	37
	8.5	Rights of Subrogation	38
	8.6	Reinstatement; Stay of Acceleration	38
	8.7	Information	38
	8.8	Termination	38
	8.9	Maximum Liability	39
	8.10	Contribution	39
	8.11	Liability Cumulative	39
9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		40
10.	GENERAL PROVISIONS		41
	10.1	Notices	41
	10.2	Severability	43
	10.3	Integration	43
	10.4	Waivers	43
	10.5	Amendment	44
	10.6	Time of Essence	45
	10.7	Expenses, Fee and Costs Reimbursement	45
	10.8	Benefit of Agreement; Assignability	45
	10.9	Recordation of Sale	47
	10.10	Participations	47
	10.11	Agent Provisions	48
	10.12	Headings; Construction	53
	10.13	PATRIOT Act Notification	53
	10.14	Counterparts; Fax/Email Signatures	53
	10.15	GOVERNING LAW	53
	10.16	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	54
	10.17	Publication	54
	10.18	Confidentiality	54

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Loan and Security Agreement

Annex 1	Disclosure Schedule
Annex 2	Agent’s Account

Schedule A	Term Loan Commitments
Schedule B	Definitions
Schedule C	Subsidiaries

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Account Debtor Notification
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Warrant
Exhibit F	Form of Promissory Note

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 9, 2018 among (1) GACP Finance Co., LLC, as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), (2) the lenders from time to time party hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) (3) Securus365, Inc., a Delaware corporation, eVance, Inc., a Delaware corporation, eVance Capital, Inc., a Delaware corporation, OMNISOFT, Inc., a Delaware corporation and Crowdpay.us, Inc., a New York corporation, as borrowers (each a “Borrower” and collectively, “Borrowers”), and (4) The OLB Group, Inc., a Delaware corporation, as parent guarantor (“Parent Guarantor”). The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

The parties agree as follows:

1.	TERM LOAN.

1.1 Term Loan.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan”) to Borrowers in an amount equal such Lender’s Pro Rata Share of an amount equal to $12,500,000 (the “Term Loan Amount”).

(b) (i) An amount equal to $1,000,000 of the principal of the Term Loan shall be repaid on July 15, 2018 (subject to prepayment on an earlier date to the extent and in such amounts as required pursuant to Section 1.8(e)) (the “First Repayment”), (ii) an amount equal to $2,000,000 of the principal of the Term Loan shall be repaid on October 31, 2018 (subject to prepayment on an earlier date to the extent and in such amounts as required pursuant to Section 1.8(e)) (the “Second Repayment” and together with the First Repayment, collectively, the “Repayment”) and (iii) the remainder of the principal of the Term Loan shall be repaid on the Maturity Date. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof. The Term Loan Commitments of the Lenders shall terminate on the date of making of the Term Loan. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations hereunder. The Term Loan shall be made in and repayable in Dollars.

1.2 [Reserved]

1.3 Protective Advances. Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent is hereby authorized by each Borrower at any time, with the prior consent of each Borrower (such consent not to be unreasonably withheld or delayed), regardless of (a) the existence of a Default or an Event of Default, (b) whether any of the other applicable conditions precedent set forth in Section 1.6 hereof have not been satisfied, or (c) any other contrary provision of this Agreement, to make advances to Borrowers on behalf of Lenders, in amounts not to exceed $100,000 in the aggregate, which Agent, in its Permitted Discretion, deems necessary (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Term Loan and other Obligations, or (iii) to pay any other amount chargeable to a Borrower pursuant to the terms of this Agreement (the “Protective Advances”). Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent may direct the proceeds of any Protective Advance to Borrowers or to such other Person as Agent determines in its Permitted Discretion. All Protective Advances shall be payable immediately upon demand, shall constitute Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Term Loan. The provisions of this Section 1.3 are for the exclusive benefit of Agent and the Lenders and are not intended to benefit any Borrower in any way.

Loan and Security Agreement

1.4 Notice of Borrowing; Manner of Borrowing. Borrowers shall request the Term Loan in the Term Loan Amount by delivering to Agent, in writing or via an Approved Electronic Communication, an irrevocable Notice of Borrowing substantially in the form of Exhibit A hereto (such request a “Notice of Borrowing”) no later than 11:00 a.m. New York time on the Business Day prior to the Closing Date. Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, each Lender shall deliver its Pro Rata Share of the Term Loan Amount to Agent in accordance with Agent’s wire transfer instructions set forth in Annex 2 (“Agent’s Account”) no later than 12:00 p.m. New York time on the Closing Date. After Agent’s receipt of the proceeds of the Term Loan from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the Closing Date by transferring immediately available funds equal to such proceeds received by Agent for credit to any account of Borrowers at a bank in the United States of America as Borrowers may specify (provided that such account must be one identified on Section 3 of the Disclosure Schedule and approved by Agent as an account to be used for funding of loan proceeds).

1.5 Independent Obligations. The Term Loan shall be deemed to be made by the Lenders contemporaneously on the Closing Date and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Term Loan (or other extension of credit) hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.6 Conditions of Making the Term Loan. Each Lender’s obligation to make its portion of the Term Loan or other extension of credit under this Agreement is subject to the following conditions precedent, all of which must be satisfied in a manner reasonably acceptable to Agent and each Lender (and as applicable, pursuant to documentation which in each case is in form and substance reasonably acceptable to Agent and each Lender) as of the day that such Term Loan or other extension of credit is made:

(i) Each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent and each Lender the following agreements, instruments, documents and/or certificates:

(A) a Notice of Borrowing;

(B) the Loan Documents;

(C) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (1) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (B)) and (4) that attached thereto is a certificate as to the good standing of such Loan Party (in so-called “long-form” if available) as of a recent date, from the applicable Governmental Authority in the jurisdiction of formation of such Loan Party and in any other jurisdiction where failure of such Loan Party to be in good standing in such jurisdiction would reasonably be expected to have a Material Adverse Effect;

Loan and Security Agreement

(D) insurance certificates evidencing the insurance to be maintained by the Loan Parties and naming the Agent as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the Collateral;

(E) Agent shall have received a certificate, dated the Closing Date and signed by an Authorized Officer of Parent Guarantor, confirming compliance with the conditions precedent set forth in Sections 1.6(a)(xi), (xii) and (xvi); and

(F) Agent shall have received warrants, substantially in the form of Exhibit E annexed hereto issued to the Agent by Parent Guarantor for the purchase of 1,200,000 shares of the common stock of Parent Guarantor;

(G) Each Lender shall have received a promissory note substantially in the form of Exhibit F annexed hereto evidencing the Term Loan Amount owing to each such Lender.

(H) Agent shall have received a copy of the Memorandum of Sale duly executed by each party thereto;

(ii) Agent shall have received customary opinions of counsel to the Loan Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of Loan Documents) and of appropriate local counsel in each case reasonably satisfactory to the Agent, each dated as of the Closing Date;

(iii) the Asset Purchase shall have been consummated;

(iv) [Reserved];

(v) After giving effect to the extension of the Term Loan, Borrowers shall have paid to Agent and each Lender all fees due on the date hereof, and shall have paid or reimbursed Agent and each Lender for all of Agent’s and such Lender’s reasonable and documented costs, charges and expenses incurred through the Closing Date to the extent invoiced at least 1 Business Day prior to the Closing Date;

(vi) [reserved];

(vii) [reserved];

Loan and Security Agreement

(viii) Agent shall have received (A) results of searches or other evidence reasonably satisfactory to Agent (in each case dated as of a date reasonably satisfactory to Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, or subordination agreements satisfactory to Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made, and (B) satisfactory evidence that the Agent (on behalf of the Lenders) shall have a valid and perfected first priority Lien and security interest (to the extent such security interest may be perfected by delivering certificated securities or filing financing statements under the UCC) in the Collateral (subject only to Permitted Liens).

(ix) Agent shall have received (A) original stock certificates or other certificates evidencing the certificated equity interests pledged pursuant to the Loan Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof, and (B) each original promissory note pledged pursuant to the Loan Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof;

(x) [Reserved];

(xi) after giving effect to the extension of the Term Loan, each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects as of the date the Term Loan or other extension of credit is made (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date), both before and after giving effect thereto; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(xii) all consents and approvals necessary for each Loan Party to execute and deliver the Loan Documents and perform its obligations thereunder shall have been obtained and shall be reasonably satisfactory to the Agent;

(xiii) Agent and Lenders shall have received the financial statements described in Section 5.15(b)(ii) for each fiscal month ended at least sixty (60) days prior to the Closing Date;

(xiv) [reserved];

(xv) [reserved];

(xvi) there shall not be any action, suit, investigation or proceeding pending or, to the knowledge of Parent Guarantor, threatened in any court or before any arbitrator or governmental authority that would reasonably be expected to have a Material Adverse Effect; and

(xvii) [reserved].

1.7 Repayments.

(a) Maturity Date Payments. Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full in cash on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms hereof.

Loan and Security Agreement

(b) Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:00 p.m. New York time. If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. New York time on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

1.8 Prepayments; Voluntary Termination; Application of Prepayments.

(a) Dispositions. Within one Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition in excess of $100,000 in any calendar year by any Loan Party or any of its Subsidiaries (including Net Cash Proceeds of insurance or arising from casualty losses or condemnations and payments in lieu thereof) of assets or other property other than sales of Inventory in the ordinary course of business, then Borrowers shall prepay the outstanding principal amount of the Term Loan, in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to make any prepayment of the Term Loan under this Section 1.8(a) with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries from any sale or disposition (including any casualty losses or condemnations) to the extent that, on or prior to the date such Net Cash Proceeds would otherwise be required to be so applied, the Borrowers notify the Agent that such Net Cash Proceeds are to be reinvested in assets used or usable in the business of the Loan Parties or any of their respective Subsidiaries within 180 days of each such sale or disposition, and if such Net Cash Proceeds to be reinvested are not in fact reinvested within 180 days after receipt thereof, then such proceeds shall be due and payable, and, in each case, applied to the prepayment of Term Loan as provided in this clause (a) at the expiration of such 180-day period. Nothing contained in this Section 1.8(a) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 5.23(d).

(b) Indebtedness. Within one Business Day of the date of issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence. The provisions of this Section 1.8(b) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms of this Agreement.

(c) Insurance/Condemnation Proceeds. Within one Business Day of the date of receipt by any Loan Party, any of its Subsidiaries, or Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrowers shall prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Insurance/Condemnation Proceeds received by such Person in connection with such issuance or incurrence. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrowers shall not be required to make any prepayment of the Term Loan under this Section 1.8(c) with respect to Net Insurance/Condemnation Proceeds received by any Loan Party or any of its Subsidiaries to the extent that, on or prior to the date such Net Insurance/Condemnation Proceeds would otherwise be required to be so applied, the Borrowers notify the Agent that such Net Insurance/Condemnation Proceeds are to be reinvested in assets used or usable in the business of the Loan Parties or any of their respective Subsidiaries within 180 days of each such sale or disposition, and if such Net Insurance/Condemnation Proceeds to be reinvested are not in fact reinvested within 180 days after receipt thereof, then such proceeds shall be due and payable, and, in each case, applied to the prepayment of Term Loan as provided in this clause (a) at the expiration of such 180-day period.

Loan and Security Agreement

(d) Extraordinary Receipts. Within three (3) Business Day of the receipt of any Extraordinary Receipts in excess of $100,000 by any Loan Party or any of its Subsidiaries, Borrowers shall make prepayments of the Loans in an aggregate amount equal to 100% of such Extraordinary Receipts (net of reasonable expenses). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to make any prepayment of the Term Loan under this Section 1.8(d) with respect to proceeds of claims against credit card processors received by any Loan Party or any of its Subsidiaries to the extent that, on or prior to the date such proceeds would otherwise be required to be so applied, the Borrowers notify the Agent that such proceeds are to be reinvested in assets used or usable in the business of the Loan Parties or any of their respective Subsidiaries within 180 days of such receipt, and if such proceeds to be reinvested are not in fact reinvested within 180 days after receipt thereof, then such proceeds shall be due and payable, and, in each case, applied to the prepayment of Term Loan as provided in this clause (d) at the expiration of such 180-day period.

(e) Equity Financing. So long as the principal amount of the Repayment in accordance with Section 1.1(b) has not been paid in full, within one (1) Business Day of the receipt by any Loan Party or any of its Subsidiaries of any net cash proceeds of any Equity Financing, Borrowers shall cause one-hundred percent (100%) of the Net Cash Proceeds received in connection with such Equity Financing to be applied to prepay the principal amount of the Term Loan due for the Repayment, provided that no prepayments in excess of the amount of the outstanding obligations for the principal amount of the Repayment in the aggregate shall be required pursuant to this Section 1.8(e). The provisions of this Section 1.8(e) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms of this Agreement.

(f) Optional Partial Prepayments of the Term Loan. Borrowers may, upon at least ten days prior written notice to Agent, prepay the principal of the Term Loan in part. Each prepayment made pursuant to this Section 1.8(f) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining principal due on the Term Loan.

(g) Voluntary Termination. Borrowers may, on at least thirty (30) days’ prior written notice received by Agent, terminate this Agreement and any commitments hereunder by repaying all of the outstanding Obligations in full in cash, including all principal, interest and fees with respect to the Term Loan and any Protective Advances, and from and after such date of termination, no Lender shall have any obligation whatsoever to extend any extensions of credit hereunder and all of its lending commitments hereunder (if any) shall be terminated. Each notice delivered by the Borrowers pursuant to this Section 1.8(g) shall be irrevocable.

1.9 Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Loan Party or any other Person might otherwise have against Agent or any Lender or any other Person. All payments required (other than by Agent or any Lender) by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If any Loan Party is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party shall pay to Agent or the applicable Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, Agent or such Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by applicable law, and (ii) promptly after any such payment, deliver to Agent and each Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent and each Lender.

Loan and Security Agreement

(b) If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent or any Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Agent or such Lender or its members), or (B) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any such Lender of making or continuing the Term Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, to the extent any Lender requests reimbursement from other similarly situated borrowers, in any such case, Borrowers shall promptly pay to Agent or such Lender, when notified to do so by Agent or such Lender, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent or such Lender; provided that Borrowers shall not be required to compensate Agent or any Lender pursuant to any such section for any increased costs, reductions or other amounts incurred more than 365 days prior to the later of the date that such Agent or such Lender, as applicable, actually pays such amounts (or has become liable for such amounts as a result if a filed tax return) and/or notifies the Borrowers of circumstances and/or events giving rise to such increased costs, reductions or other amounts and of Agent’s or such Lender’s intention to claim compensation therefor; provided, further, that, if the circumstance and/or event giving rise to such increased costs, reductions or other amounts is retroactive, then the 365-day period referred to above shall be commence on the later of the date (1) Agent or such Lender became actually aware of such retroactive effective effect and (2) the date the legislation, rule or regulation (or other event) making such circumstance came into effect, and then, in each case, the determination of such 365 day period shall be extended (whether or not extending beyond the maturity date) to include the period of retroactive effect thereof.. Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

Loan and Security Agreement

1.10 Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1 Interest. The Term Loan and other monetary Obligations shall bear interest at a per annum rate equal to the Applicable Rate. Accrued interest shall be payable (i) on the first day of each month in arrears, (ii) upon a prepayment of the Term Loan in accordance with Section 1.8, and (iii) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, the Term Loan and other monetary Obligations shall bear interest at a rate per annum equal to three (3) percentage points in excess of the rate otherwise applicable thereto (the “Default Rate”), and all such interest shall be payable on demand in cash. Interest hereunder shall be due and payable in accordance with the terms hereof both before and after any judgment, and both before and after commencement of any proceeding relating to any Event of Default under Sections 7.1(g) or (h).

2.2 Fees. Borrowers shall pay Agent an annual agency fee in respect of the Term Loans, in the amount of $30,000 for each year of the Term Loans, due and payable in equal quarterly installments, the first quarterly installment of which shall be due and payable on the date that occurs ninety (90) days following the initial funding of the Term Loans on the Closing Date and each subsequent quarterly installment of which shall be due and payable quarterly in advance on each quarterly anniversary of the Closing Date until the Termination Date (pro-rated for any partial period), which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent and Lenders under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4 Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting the outstanding Term Loan and any Protective Advances, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrowers with a monthly accounting reflecting the activity in the Loan Account. Each accounting shall be deemed correct, accurate and binding on Borrowers absent demonstrable error and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent acting in good faith), unless Borrowers notify Agent in writing to the contrary within thirty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Agent’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations.

Loan and Security Agreement

2.5 Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), after the expiration of any grace period for payment thereof, such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Term Loan and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by any Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the portion of the Term Loan or to other Obligations (other than interest) payable to such Lender hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby assigns to Agent and grants to Agent a continuing first priority security interest in all property of each Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (i) all Accounts and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party; (ii) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (v) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of each Loan Party as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims listed in Section 2 of the Disclosure Schedule; (ix) all Supporting Obligations; (x) all Recurring Revenues, (xi) any other property of any Loan Party now or hereafter in the possession, custody or control of Agent, any Lender, or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or Participant with any Lender in the Term Loan, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (xii) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of each Loan Party’s books and records relating to any of the foregoing and to any Loan Party’s business. Notwithstanding the foregoing, “Collateral” shall not include any Excluded Property.

Loan and Security Agreement

3.2 Possessory Collateral. Promptly, but in any event no later than five Business Days after any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, in each case with a fair market value in excess of $50,000, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent).

3.3 Further Assurances.

(a) Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary after the Closing Date, in each case, other than an Immaterial Subsidiary, within thirty (30) days of such event (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary (i) to become a Loan Party and to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary) (to the extent such security interest may be perfected by delivering certificated securities or filing financing statements under the UCC), (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all real property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 3.3 shall constitute a Loan Document

(b) Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets (other than Excluded Property) of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any real property acquired by any Loan Party, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Loan Party hereby authorizes Agent, to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

Loan and Security Agreement

(c) Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent shall deem reasonably necessary in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent in all Collateral (wherever located) from time to time owned by such Loan Party, (c) cause each Loan Party to guarantee all of the Obligations, all pursuant to documentation that is in form and substance satisfactory to Agent in its Permitted Discretion and (d) during the continuance of an Event of Default, facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as may be reasonably necessary from time to time to perfect, protect, and maintain Agent ‘s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

3.4 UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit, or communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the debtor and Agent as the secured party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1 Deposit Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Section 3 of the Disclosure Schedule, which description includes for each such account the name of the Loan Party maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, no Loan Party shall open any new deposit accounts or any other depositary or other accounts without prior written notice to Agent and without updating Section 3 of the Disclosure Schedule to reflect such Deposit Accounts or other accounts, as applicable. No deposit accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Disclosure Schedule as being a Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party agrees to, not later than (i) 30-days (or such later date as the Agent may agree in its sole discretion) after the Closing Date or (ii) 30-days after the opening of any new account pursuant to this Section 4.1 (or such later date as the Agent may agree in its sole discretion) (a) execute, and to cause its depository banks and other account holders to execute, such Deposit Account Control Agreements and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance reasonably acceptable to Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts and (b) execute, and use commercially reasonable efforts to cause its counterparty to any debit, credit or charge card processing or interchange or similar agreement to execute, such Control Agreements and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance reasonably acceptable to Agent.

Loan and Security Agreement

4.2 Application of Payments. All amounts paid to or received by Agent in respect of the monetary Obligations, from whatever source (whether from any Loan Party pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall, unless an Application Event has occurred and is continuing, be apportioned ratably among the Lenders and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall, unless an Application Event has occurred and is continuing, be apportioned ratably among the Lenders having a Pro Rata Share of the type of commitment or Obligation to which a particular fee or expense relates. At any time that an Application Event has occurred and is continuing, all amounts paid to or received by Agent in respect of the monetary Obligations, from whatever source (whether from any Loan Party pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall be applied as follows:

(i) FIRST, to reimburse Agent for all reasonable and documented fees and out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement and/or any of the other Loan Documents,

(ii) SECOND, to any accrued but unpaid interest on any Protective Advances,

(iii) THIRD, to the outstanding principal of any Protective Advances,

(iv) FOURTH, ratably to reimburse each Lender for all reasonable fees and out-of-pocket costs and expenses, and all indemnified losses, incurred by such Lender which are reimbursable to such Lender in accordance with this Agreement and/or any of the other Loan Documents,

(v) FIFTH, ratably to any unpaid accrued interest on the Obligations,

(vi) SIXTH, to the outstanding principal of the Term Loan, and

(vii) SEVENTH, ratably to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent or any Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto. Such amounts will be credited to the Loan Account and the Term Loan balances to which they relate upon Agent’s receipt of an advice from Agent’s Bank (set forth in Annex 2) that such items have been credited to Agent’s Account (or upon Agent’s deposit thereof at Agent’s Bank in the case of payments received by Agent in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Agent upon Agent’s Bank’s receipt of such deposit.

Loan and Security Agreement

4.3 Notification; Verification. Agent or its designee may, from time to time, after the occurrence and during the continuance of an Event of Default: (i) verify directly with the Account Debtors of any Loan Party (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of such Loan Party, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Agent or such other name as Agent may choose and (ii) notify Account Debtors of any Loan Party that Agent has a security interest in the Accounts of such Loan Party. Agent or its designee may, from time to time after the occurrence and during the continuance of an Event of Default: (x) require any Loan Party to cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Agent, to reflect Agent’s security interest therein and payment instructions acceptable to Agent (y) direct such Account Debtors to make payment thereof directly to Agent; such notification to be sent on the letterhead of such Loan Party and substantially in the form of Exhibit B annexed hereto; and (z) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so). Each Loan Party hereby authorizes, during the continuance of an Event of Default, Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party endorse all items of payment received by Agent that are payable to such Loan Party for the purposes described above.

4.4 Power of Attorney. Each Loan Party hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent’s option (and solely with respect to any actions taken by Agent under Section 4.4(a) below, in the exercise of its Permitted Discretion), at any time that any Event of Default exists but without obligation, with or without notice to such Loan Party, and at such Loan Party’s expense, to do any or all of the following, in such Loan Party’s name or otherwise:

(a) (i) execute on behalf of such Loan Party any documents that Agent may deem advisable in order to perfect, protect and maintain Agent’s security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate); (ii) endorse such Loan Party’s name on all checks and other forms of remittances received by Agent; (iii) pay any sums required on account of such Loan Party’s taxes or to secure the release of any Liens therefor; (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; and (vi) endorse or assign to Agent on such Loan Party’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by Borrowers pursuant to Section 3.2; and

(b) After the occurrence and during the continuance of an Event of Default; (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Agent has an interest; (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iii) except as otherwise provided in Section 4.3(i) hereof, execute on behalf of such Loan Party any notice to any Account Debtor (including re-directing payments with respect to any Accounts); (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document; (viii) vote any right or interest with respect to any Investment Property; and (ix) instruct any Account Debtor to make all payments due to such Loan Party directly to Agent.

Loan and Security Agreement

Any and all sums paid, and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred, by Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time. Each Loan Party agrees that Agent’s rights under the foregoing power of attorney and/or any of Agent’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent is in control of the business, management or properties of such Loan Party.

4.5 Disputes. Each Loan Party shall promptly notify Agent of all material disputes or claims relating to its Accounts and Chattel Paper. Each Loan Party agrees that it will not, without Agent’s prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Required Lenders during the existence of a Default or an Event of Default) such Loan Party may take any of such actions in the ordinary course of its business consistent with past practices, provided that Parent Guarantor promptly reports any such compromises, settlements, extensions, releases, credits, discounts, allowances, deductions, return authorization or similar matters in excess of $200,000 to Agent.

4.6 Access to Collateral, Audits; Books and Records.

(a) At reasonable times, after reasonable notice and during ordinary business hours, Agent and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records. Each Loan Party agrees to give Agent access during ordinary business hours to any or all of such Loan Party’s, and each of its Subsidiaries’, premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense; provided that Borrowers shall only be required to reimburse Agent for reasonable and documented costs and expenses relating to such inspections and examinations and provided further that Borrowers shall only be required to reimburse Agent for (i) one such inspection and examination in any Fiscal Year and (ii) unlimited additional inspections and examinations that are conducted during the existence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Agent may, at Borrowers’ expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its Permitted Discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.

Loan and Security Agreement

(b) The Agent shall have the right to appoint an observer (the “Observer”) to the governing body of each Loan Party (each, a “Board of Directors”), who shall be entitled to attend (or at the option of such Observer, monitor by telephone) all meetings of such Board of Directors and each committee and sub-committee of such Board of Directors but shall not be entitled to vote, and who shall receive all reports, meeting materials (including copies of all board presentations), notices, written consents, minutes and other materials as and when provided to the members of the Board of Directors. Borrowers shall reimburse the Observer for the reasonable and documented out-of-pocket travel expenses incurred by any such Observer in connection with such attendance at or participation in such meetings. Parent Guarantor, each Borrower and each Loan Party shall hold at least four (4) meetings of its Board of Directors in each Fiscal Year, at least one (1) meeting of which shall be held in-person. In the event that significant matters (including matters concerning strategy, financial health and performance) customarily determined by the Board of Directors who is the same governing body of the Loan Parties cease to be determined by the Board of Directors (including by way of delegation to any committee), then Parent Guarantor shall cause board rights substantially similar to those granted in this Section 4.6(b) to be granted to such Observer by such committees or Loan Parties as the Agent reasonably determines are appropriate to maintain the scope and intent of the observation rights granted in this Section 4.6(b).

4.7 Appraisals. During the existence of an Event of Default, each Loan Party will permit Agent and each of its representatives or agents to conduct unlimited appraisals and valuations of the Collateral and Recurring Revenues after reasonable notice and during ordinary business hours and at intervals as Agent may reasonably designate. Such appraisals and valuations shall be at Borrowers’ expense; provided that Borrowers shall only be required to reimburse Agent for reasonable and documented costs and expenses relating to such appraisals and valuations.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Agent and each Lender to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which the Term Loan is made (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be made as of such earlier and/or specified date), (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender, (b) each such representation or warranty shall not be made with respect to the Acquired Assets (as defined in the Memorandum of Sale) and (c) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

5.1 Existence and Authority. Each Loan Party is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation (which jurisdiction is identified in Section 1(a) of the Disclosure Schedule) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Disclosure Schedule), except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as would not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party have been duly and validly authorized, do not violate such Loan Party’s Organic Documents, or any law or any agreement or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against each of the Loan Parties who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 1(f) of the Disclosure Schedule sets forth the ownership of Parent Guarantor and its Subsidiaries.

Loan and Security Agreement

5.2 Names; Trade Names and Styles. The name of each Loan Party set forth on Section 1(b) of the Disclosure Schedule is its correct and complete legal name as of the date hereof, and no Loan Party has used any other name at any time in the past five years, or at any time will use any other name (except as provided below), in any tax filing made in any jurisdiction. Listed in Section 1(b) of the Disclosure Schedule are all prior names used by each Loan Party at any time in the past five years and all of the present and prior trade names used by any Loan Party at any time in the past five years. Parent Guarantor shall give Agent at least thirty days’ prior written notice (and will deliver an updated Section 1(b) of the Disclosure Schedule to reflect the same) before it or any other Loan Party changes its legal name or does business under any other name.

5.3 Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good title to or a valid leasehold interest in all of the Collateral except for such defects in title as would not, individually or in the aggregate, materially interfere with the ability of such Loan Party to conduct its business as currently conducted or to utilize such assets for their intended purposes. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Agent now has, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Loan Party will at all times defend Agent, the Lenders and the Collateral against all claims of others except to the extent resulting from the failure of Agent (or its agent, designee or bailee) to maintain possession of Collateral actually delivered to it and pledged under the Loan Documents or to file UCC financing statements or amendments thereto relating to a Loan Party’s change of name or jurisdiction of formation (solely to the extent that a Loan Party provides Agent written notice thereof in accordance with the Loan Documents) and continuation statements or to obtain control of any such Collateral. None of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which the Loan Parties have delivered to Agent a landlord’s waiver in form and substance reasonably satisfactory to Agent, no Loan Party is or will be a lessee or sublessee under any real property lease or sublease. Each applicable Loan Party will keep at all times in full force and effect, and will comply at all times with all terms of, any lease of real property to which such Loan Party is a party, in each case, except as would not, individually or in the aggregate, materially interfere with the ability of such Loan Party to conduct its business as currently conducted.

5.4 Accounts and Chattel Paper. All Accounts and Chattel Paper of each Loan Party are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Parent Guarantor or such other Loan Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, to the knowledge of the Loan Parties, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply, in all material respects, with all applicable laws and governmental rules and regulations.

Loan and Security Agreement

5.5 Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper with value in excess of $100,000, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as would not reasonably be expected to result in a Material Adverse Effect, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.6 Capitalization; Investment Property.

(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Disclosure Schedule, which such Sections of the Disclosure Schedule list all Investment Property owned by each Loan Party, except in each case for Permitted Investments.

(b) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

(c) The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by such Loan Party.

(d) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(e) Each Loan Party has caused each Issuer to amend or to otherwise modify its Organic Documents, books, records, and related agreements, documents, and instruments, as applicable, to reflect the rights and interests of Agent and the Lenders hereunder, and to the extent required to enable and empower Agent and the Lenders to exercise and enforce their rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(f) Each Loan Party will take any and all actions reasonably required or requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property with a fair market value in excess of $100,000 in a manner acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent’s exclusive control over such Investment Property and take such other actions as Agent may request to perfect Agent’s security interest in any Investment Property. For purposes of this Section 5.6, Agent shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Agent (with all appropriate endorsements); (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party, and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC.

Loan and Security Agreement

(g) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”).

(h) No Loan Party shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any equity interests (other than to Parent Guarantor) of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer.

(i) No Loan Party shall take, or fail to take, any action that would in any manner be reasonably expected to impair the value or the enforceability of Agent’s Lien on any of the Investment Property, or any of Agent’s or any Lender’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(j) In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7 Commercial Tort Claims. No Loan Party has any Commercial Tort Claims pending other than those listed in Section 2 of the Disclosure Schedule, and each Loan Party shall promptly (but in any case no later than five Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim having a value greater than $100,000 after the date hereof against any third party. Such notice shall constitute such Loan Party’s authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

5.8 Jurisdiction of Organization; Location of Collateral. Sections 1(c) and 1(d) of the Disclosure Schedule set forth (i) each place of business of each Loan Party (including its chief executive office), (ii) all locations where any item of Inventory, Equipment, and other Collateral owned by each Loan Party is kept, and (iii) whether each such Collateral location and/or place of business (including each Loan Party’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Disclosure Schedule. Each Loan Party will give Agent at least thirty days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral (including computers, books and records (other than movement and usage of laptops by employees in the ordinary course and the sale of inventory in the ordinary course) to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Disclosure Schedule, and will execute and deliver all financing statements, landlord waivers, collateral access agreements, mortgages, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent. Without the prior written consent of Agent, no Loan Party will at any time (x) change its jurisdiction of organization or (y) allow any Collateral to be located outside of the continental United States of America.

Loan and Security Agreement

5.9 Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Agent or any Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP and fairly reflect, in all material respects, the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.

(b) As of the date hereof (after giving effect to the Term Loan to be made on the date hereof, and the consummation of the transactions contemplated), (i) the fair saleable value of all of the assets and properties of the Loan Parties, taken as a whole, exceeds the aggregate liabilities and Indebtedness of the Loan Parties (including contingent liabilities), (ii) the Loan Parties, taken as a whole, are solvent and able to pay their debts as they come due, (iii) the Loan Parties, taken as a whole, have sufficient capital to carry on their business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law, and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

5.10 Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all tax returns and reports required by applicable law, has timely paid all applicable Taxes, assessments, deposits and contributions owing by such Loan Party, except to the extent that a failure to do so would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (i) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Agent in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other commercially reasonable steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000 on any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $100,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that would reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as would not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as would not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as would not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.

Loan and Security Agreement

5.11 Compliance with Laws; Intellectual Property; Licenses; Pensions.

(a) Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership, use or operations of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party has received written notice of default or violation, nor is any Loan Party in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law. No Loan Party or any real property owned, or, to the best knowledge of any Loan Party, leased or used in the operation of the business, is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any hazardous materials or an environmental release (as that term is defined under environmental and health and safety laws) at, on, or under any real property currently leased, owned or used by a Loan party nor is a Loan Party liable for any environmental release identified or under investigation at, on or under any real property previously owned, leased or used by a Loan Party. No Loan Party has any knowledge of or has received any notice claiming any contingent liability with respect to any environmental release, environmental pollution or hazardous material on any real property now or previously owned, leased or operated by it.

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(c) No Loan Party owns any registered Intellectual Property, except as set forth in Section 4 of the Disclosure Schedule. Except as set forth in Section 4 of the Disclosure Schedule, none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event within forty-five (45) days thereafter) notify Agent in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 4 of the Disclosure Schedule to reflect such additional rights to the extent that such additional rights are material (provided that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party shall execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property, except as would not reasonably be expected to result in a Material Adverse Effect. No Loan Party has any knowledge that, or has received any notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d) Each Loan Party has and will continue at all times to have, all material federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations and its ownership, use and operation of any real property, and all such licenses and permits necessary for the operation of the business are valid and will remain in full force and effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof, except as would not reasonably be expected to result in a Material Adverse Effect. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

(e) In addition to and without limiting the generality of clause (a) above, (i) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (ii) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (iii) allow any facts or circumstances to exist with respect to one or more Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (iv) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (v) operate each Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (vi) furnish to Agent upon Agent’s written request such additional information about any Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan (other than a Multiemployer Plan) except as would not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (y) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (z) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.12 Litigation. Section 1(e) of the Disclosure Schedule discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party’s knowledge) threatened against any Loan Party as of the Closing Date with liability (net of insurance) reasonably expected to exceed $250,000. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which may result, either separately or in the aggregate, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

Loan and Security Agreement

5.13 [Reserved].

5.14 Insurance.

(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as are usually obtained by companies engaged in the same or similar business as such Loan Party and which are reasonably satisfactory to Agent, and Parent Guarantor will provide Agent with evidence satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Disclosure Schedule. Each property insurance policy shall name Agent as loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Agent, each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. The Loan Parties shall use commercially reasonable efforts to ensure that all policies of insurance provide that they may not be cancelled or changed without at least thirty days’ prior written notice to Agent, and such policies of insurance shall otherwise be in form and substance reasonably satisfactory to Agent. Parent Guarantor shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Parent Guarantor shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.

(b) Parent Guarantor shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14. Parent Guarantor shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall reasonably specify. If any Loan Party fails to provide Agent with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Agent may purchase insurance required by this Agreement at Borrowers’ expense. This insurance may, but need not, protect any Loan Party’s interests.

5.15 Financial, Collateral and Other Reporting; Notices. Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. Each Loan Party will cause to be prepared and furnished to Agent (with a copy for each Lender), the following items (the items to be provided under this Section 5.15 shall be delivered to Agent in writing or in another form of Approved Electronic Communication).

(a) Annual Financial Statements. Not later than ninety days after the close of each Fiscal Year, audited, consolidated financial statements of Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year audited (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent Guarantor but acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Parent Guarantor shall deliver to Agent a Compliance Certificate, (i) indicating whether Parent Guarantor is in compliance with each of the covenants specified in Section 5.24, and setting forth a detailed calculation of such covenants, and (ii) indicating whether any Default or Event of Default is then in existence.;

Loan and Security Agreement

(b) Interim Financial Statements. As soon as available and in any event:

(i) not later than forty-five (45) days after the end of each fiscal quarter hereafter, including the last fiscal quarter of each Fiscal Year, unaudited interim consolidated financial statements of Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Parent Guarantor as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of Parent Guarantor and each of its Subsidiaries for such fiscal quarter and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Parent Guarantor shall deliver to Agent a Compliance Certificate, indicating whether (A) Parent Guarantor is in compliance with each of the covenants specified in Section 5.24, and setting forth a detailed calculation of such covenants, and (B) any Default or Event of Default is then in existence; and

(ii) not later than forty-five (45) days after the end of each month hereafter, including the last fiscal month of each Fiscal Year, unaudited interim consolidated financial statements of Parent Guarantor and its Subsidiaries as of the end of such fiscal month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such fiscal month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Parent Guarantor as prepared in accordance with GAAP. Concurrently with the delivery of such financial statements, Parent Guarantor shall deliver to Agent a Compliance Certificate, indicating whether (A) Parent Guarantor is in compliance with each of the covenants specified in Section 5.24, and setting forth a detailed calculation of such covenants, and (B) any Default or Event of Default is then in existence;

(c) Other Reporting. The following items:

(i) [reserved];

(ii) promptly as shall be required to maintain the related representations and warranties as true and correct, and as necessary to correct or update any sections thereof, an updated Disclosure Schedule, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an Authorized Officer of Parent Guarantor and substantially in the form of Exhibit C hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Agent on an earlier date or any breach of any earlier made representation and/or warranty); any such updated Disclosure Schedule delivered by Loan Parties to Agent in accordance with this Section 5.15(c)(ii) shall automatically and immediately be deemed to amend and restate the prior version of such Disclosure Schedule previously delivered to the Agent and attached to and made part of this Agreement;

Loan and Security Agreement

(iii) [reserved];

(iv) not later than the first Business Day after the end of each calendar month, a Compliance Certificate signed by an Authorized Officer of Parent Guarantor, confirming compliance with the financial covenants set forth in Section 5.24 along with the underlying calculations to arrive at the Fixed Charge Coverage Ratio; and

(v) [reserved].

(d) Projections, Etc. As soon as available and in any event not later than thirty (30) days prior to the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated basis, which projections shall include for each such period profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e) [Reserved];

(f) ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto, if any, promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event; and

(g) Tax Returns. Each federal and state income tax return filed by any Loan Party promptly (but in no event later than ten days following the filing of such return), together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h) Notification of Certain Changes. Parent Guarantor will promptly (and in no case later than the earlier of (i) three Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Agent in writing of: (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any event that has had, or may reasonably be expected to have, a Material Adverse Effect, (iii) any change in any Loan Party’s Senior Officers or directors, (iv) any material investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, the Collateral which would be reasonably likely to result in a Material Adverse Effect, (v) any material loss or damage to the Collateral, (vi) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Agent untrue in any material respect or constitute a material breach if such representation or warranty was then being made, and (vii) any change in any Loan Party’s certified accountant. In the event of each such notice under this Section 5.15(h), Parent Guarantor shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i) Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party’s business or financial condition or results of operations.

5.16 Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Lender, make available, at reasonable times and locations, each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that Agent or such Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

Loan and Security Agreement

5.17 Post-Closing Matters. (a) The Parent Guarantor shall directly own, 100% of the issued and outstanding Equity Interests of each of OMNISOFT, INC. and Crowdpay.us, Inc. such that each entity is a wholly-owned Subsidiary of Parent Guarantor within thirty (30) days following the Closing Date and (b) the Loan Parties shall deliver to the Administrative Agent insurance certificates and endorsements in accordance with Section 5.14 within five (5) days following the Closing Date.

5.18 Reserved.

5.19 No Default. No Default or Event of Default has occurred and is continuing.

5.20 No Material Adverse Change. Since December 31, 2017, there has been no material adverse change in the financial condition, business, prospects, operations, or properties of each Loan Party.

5.21 Full Disclosure. No written report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party, or any of their respective Affiliates to Agent or any Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading as and when delivered. Except for matters of a general economic or political nature which do not affect any Loan Party uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Agent, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22 Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23 Negative Covenants. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to:

(a) merge or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person except: (i) any wholly-owned Subsidiary of any Loan Party (other than Parent Guarantor and any Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of any Loan Party (provided that, in connection with any such merger or consolidation involving a Loan Party, (x) a Loan Party shall be the surviving entity of such merger or consolidation or (y) such transactions shall constitute a permitted Investment, and, for the avoidance of doubt, if Parent Guarantor or any Borrower is a party to any such merger or consolidation, Parent Guarantor or such Borrower, as applicable, shall be the surviving entity of such merger or consolidation), (ii) any Subsidiary of any Loan Party (other than Parent Guarantor or any Borrower) may merge with and into or consolidate with any Loan Party, with such Loan Party being the surviving entity of such merger or consolidation (and, for the avoidance of doubt, if Parent Guarantor or any Borrower is a party to any such merger or consolidation, Parent Guarantor or such Borrower, as applicable, shall be the surviving entity of such merger or consolidation), (iii) in connection with the Asset Purchase and (iv) in connection with the acquisition of OMNISOFT, Inc., and Crowdpay.us, Inc. by Parent Guarantor pursuant to Section 5.17;

Loan and Security Agreement

(b) acquire any assets except in the ordinary course of business, the Asset Purchase, or as otherwise expressly permitted by this Agreement;

(c) enter into any transaction outside the ordinary course of business (other than the Asset Purchase and Permitted Investments) with aggregate cash consideration payable in connection therewith in excess of $100,000 in any calendar year, that is not expressly permitted by this Agreement;

(d) sell, transfer, return, or dispose of any Collateral or other assets with an aggregate value in excess of $100,000 in any calendar year and Permitted Investments and sales of Inventory in the ordinary course of business;

(e) make any loans or distributions to, or investments in, any Affiliate or other Person in the form of money or other assets other than Permitted Investments; provided that Parent Guarantor may make loans and investments in its wholly-owned domestic Subsidiaries that are Loan Parties;

(f) incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(g) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Agent to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(h) guaranty or otherwise become liable with respect to the obligations of any Person other than (i) the Obligations and (ii) guarantees in respect of Permitted Indebtedness;

(i) make, pay or declare any Restricted Payment (except for dividends and distributions to another Loan Party);

(j) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party’s capital stock or other equity interests;

(k) make any change in any Borrower’s capital structure or make any change in Parent Guarantor’s capital structure that would, or could reasonably be expected to, result in a Change of Control;

(l) dissolve or elect to dissolve (except, with respect to a Subsidiary, as provided in clause (a) above);

(m) other than with respect to the consummation of the Asset Purchase on the Closing Date and the operation of the business related thereto, engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

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(n) make, or cause or suffer to permit any Loan Party or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness (except to the extent permitted pursuant to the terms of the definitive documentation evidencing such subordination, which documentation shall be reasonably acceptable to the Agent in all respects); provided that no payment shall be permitted in respect of any Subordinated Indebtedness described in clause (b) of the definition thereof without the prior written consent of the Agent whether or not any express subordination arrangement exists in respect thereof;

(o) enter into any transaction with an Affiliate (other than a Loan Party) other than on arms-length terms disclosed to Agent in writing;

(p) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

(q) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to Agent or Lenders, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Agent no less than five Business Days prior to being effectuated;

(r) enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired;

(s) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to Parent Guarantor or any Borrower, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Parent Guarantor or any Borrower, except customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens; or

(t) in the event that any Default or Event of Default has occurred and is continuing, make any payment on account of any Indebtedness (including Permitted Indebtedness) or obligation (other than the Obligations).

5.24 Financial Covenants. Each Loan Party shall maintain the following financial covenants:

(a) On or after the end of the first full fiscal month following the First Repayment, the ratio of (i) EBITDA for each fiscal month minus unfinanced Capital Expenditures (but not less than zero) for such fiscal month, to (ii) Fixed Charges for such fiscal month (the “Fixed Charge Coverage Ratio”) shall not be less than 1.20:1.00 measured in each case on a trailing twelve month basis from the Closing Date, provided that for the first twelve months following the Closing Date, the Fixed Charge Coverage Ratio shall be tested on a cumulative monthly basis for each month elapsed since the Closing Date.

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(b) Commencing for the month of May, 2018, as of the last day of each fiscal month occurring (i) on or prior to receipt of the Second Repayment, net revenue (determined in accordance with GAAP) of the Loan Parties on a consolidated basis, measured on a trailing twelve month basis ending as of the date of measurement (“Consolidated Net Revenue”) shall not be less than $12,000,000, and (ii) following receipt of the Second Repayment, Consolidated Net Revenue shall not be less than $10,000,000. For the avoidance of doubt, for the first twelve months following the Closing Date, Consolidated Net Revenue shall include pro forma net revenue (determined in accordance with GAAP) of the Acquired Assets on a consolidated basis for periods prior to the Closing Date.

5.25 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Parent Guarantor or any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that would reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that would reasonably be expected to result in a material liability, or (iii) to the knowledge of Parent Guarantor or any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent Guarantor, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a material liability.

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1 Limitation of Liability. In no circumstance will any Agent, any Lender and any and all Participants, any Loan Party, their respective successors and assigns, Affiliates, directors, officers, employees, attorneys and agents and any other Person affiliated with or representing any such Agent, Lender, Participant or Loan Party be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

6.2 Indemnity. Each Loan Party hereby agrees to indemnify the Agent, each Lender and any and all Participants, their successors and assigns, their Affiliates, their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Agent or such Lender (the “Released Parties” and each, a “Released Party”) and hold it harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including reasonable and documented attorneys’ fees), of every nature, character and description which such Released Party may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, or any other matter, including any breach of any covenant or representation or warranty relating to any environmental and health and safety laws or an environmental release, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Party, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

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7.	EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) if any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect on the date when made or deemed to have been made;

(b) if any Loan Party fails to pay, (i) when due, any principal or within three (3) Business Days when due, interest payment required under this Agreement or any other Loan Document, or (ii) within five (5) Business Days when due, any other monetary Obligation;

(c) (1) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 4.1, 4.7, 5.2 (limited to the last sentence of Section 5.2), 5.3, 5.14, 5.17, 5.23 or 5.24 or any “Event of Default” (as defined in the Limited Recourse Guarantee and Pledge Agreement) has occurred or is continuing under the Limited Recourse Guarantee and Pledge Agreement;

(2) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Sections 3.2 and 5.15 and the continuance of such default remains unremedied for a period of ten (10) days; provided that such ten (10) day grace period shall not be available for any default that is not reasonably capable of being cured within such period; or

(3) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 7.1(a), (b), (c)(1) or (c)(2), and the continuance of such default remains unremedied for a period of thirty (30) days; provided that such thirty (30) day grace period shall not be available for any default that is not reasonably capable of being cured within such period;

(d) except with respect to any payable payroll taxes arising from or relating to the Acquired Assets that remain unpaid as of the Closing Date, if one or more final, non-appealable judgments aggregating in excess of $250,000 is obtained against any Loan Party (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof), unless (i) a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise or (ii) such judgment is vacated, discharged or satisfied in full, in each case within sixty (60) days;

(e) any default with respect to any Indebtedness (other than the Obligations) of any Loan Party in excess of $250,000, if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof;

(f) the dissolution, termination of existence, insolvency or suspension or cessation of business of any Loan Party (or of any general partner of any Loan Party if it is a partnership), except to the extent expressly permitted pursuant to the terms of this Agreement or as otherwise consented to by the Agent, such consent not to be unreasonably withheld;

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(g) if any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) the commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and the same is not dismissed within 60 days, or if an order for relief is entered against any Loan Party under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect;

(i) the actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j) if there is any actual indictment or conviction of Parent Guarantor, any Borrower, or any of their respective Senior Officers under any criminal statute in each case related to a felony committed in the direct conduct of Parent Guarantor’s, such Borrower’s, or such other Guarantor’s business, as applicable, other than traffic offenses;

(k) (i) if Parent Guarantor shall cease to directly or indirectly own and control 100% of each class of the outstanding equity interests of any Subsidiary that is a Loan Party, (ii) (A) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the voting equity interest of the Parent Guarantor or (B) any merger, consolidation or sale of all or substantially all of the property or assets of the Parent Guarantor or any direct or indirect Subsidiary of Parent Guarantor except as permitted by Section 5.23 or (iii) from and after the Closing Date, individuals who on the date hereof constitute the Board of Directors of Parent Guarantor (together with any new directors whose election by shareholders of Parent Guarantor or in the case of a vacancy was approved by a vote of a majority of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of Parent Guarantor then in office (any such event or transaction set out in clauses (i), (ii), and (iii) hereof, a “Change of Control”);

(l) if the individual employed as the chief executive officer of each Borrower as of the Closing Date ceases to be employed as, and actively perform the duties of, the chief executive officer of such Borrower, unless a successor is appointed within sixty days after the termination of such individual’s employment, and such successor is reasonably satisfactory to Agent;

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(m) if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby (except as otherwise expressly provided in this Agreement or such Loan Document and except to the extent such failure to be perfected, or loss of rights, powers and privileges, results from the failure of Agent (or its agent, designee or bailee) to maintain possession of Collateral actually delivered to it and pledged under the Loan Documents or to file amendments to UCC financing statements relating to a Loan Party’s change of name or jurisdiction of formation (solely to the extent that a Loan Party provides Agent written notice thereof in accordance with the Loan Documents) and continuation statements and except to the extent such failure to be perfected, or loss of rights, powers and privileges with respect to the Acquired Assets results from the Asset Purchase);

(n) if any of the Loan Documents or Lien thereunder shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto or except to the extent such failure to be in full force and effect results from the action or inaction of Agent and except to the extent such failure of a Lien to be in full force and effect with respect to the Acquired Assets results from the Asset Purchase);

(o) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000;

(p) if any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business which would, or could reasonably be expected to, result in a Material Adverse Effect; any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; or there is a cessation of any part of any Loan Party’s business for a period of time which would, or could reasonably be expected to, result in a Material Adverse Effect; or

(q) [reserved].

7.2 Remedies with Respect to Lending Commitments/Acceleration/Etc. Upon the occurrence and during the continuance of an Event of Default Agent may, in Agent’s Permitted Discretion, and Agent shall at the direction of the Required Lenders demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), and/or (i) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand or other action by Agent or any Lender all of the Obligations shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

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7.3 Remedies with Respect to Collateral. Without limiting any rights or remedies Agent may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default:

(a) Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b) Collections; Modifications of Terms. Agent may and at the direction of the Required Lenders shall (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations in accordance with Section 5.2; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its Permitted Discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c) Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent shall be applied by Agent against payment of all or any portion of the Obligations in accordance with Section 5.2.

(d) Possession and Assembly of Collateral. Agent may take possession of the Collateral and/or without removal render each Loan Party’s Equipment unusable. Upon Agent’s request, each Loan Party shall assemble the Collateral and make it available to Agent at a place or places to be designated by Agent.

(e) Set-off; Sharing of Payments.

(i) Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Loan Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable requirements of law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation. Agent and each Lender agrees promptly to notify the Borrowers and Agent after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 7.3(e) are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders and their Affiliates may have.

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(ii) If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 4.2 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (A) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (B) such Lender shall, to the fullest extent permitted by applicable requirements of law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its Permitted Discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent and Lenders to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 7.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

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(g) Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i) All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (a) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section 4.4 of this Agreement, (b) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (c) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (d) collect and receive all dividends and other payments and distributions made thereon and apply the same to the payment of the Obligations in accordance with the terms hereof, (e) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (f) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (g) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (h) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (i) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof, and (j) exercise any other rights or remedies Agent may have under the UCC, other applicable law, or otherwise.

(ii) EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (Y) AGENT HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.

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(iii) In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Agent), are hereby revoked, and no subsequent proxies (other than to Agent) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times during the existence of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary, or other implied duties to any Loan Party, any Issuer, any Loan Party, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v) Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party under the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

Loan and Security Agreement

(h) Election of Remedies. Agent, acting upon the instructions of the Required Lenders, shall have the right to determine which rights, security, Liens and/or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent’s other rights, security, Liens or remedies with respect to such Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document.

(i) Agent’s Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.

(j) Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

8.	LOAN GUARANTY.

8.1 Guaranty. Each Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all reasonable costs and expenses, including all court costs and reasonable attorneys’ and paralegals’ fees (including reasonable allocated costs of in-house counsel and paralegals) and expenses paid or incurred by Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Loan Party of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent or any Lender that extended any portion of the Obligations.

Loan and Security Agreement

8.2 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party waives any right to require Agent or any Lender to sue or otherwise take action against any Loan Party, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the applicable Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the applicable Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of Parent Guarantor or any Borrower; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent Guarantor or any Borrower, or their assets or any resulting release or discharge of any obligation of Parent Guarantor or any Borrower; or (iv) the existence of any claim, setoff or other rights which any Loan Party may have at any time against Parent Guarantor, any Borrower, Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by Parent Guarantor or any Borrower, of the Obligations or any part thereof.

(c) Further, the obligations of any Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of Parent Guarantor or any Borrower; (iv) any action or failure to act by Agent or any Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

8.4 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Party hereby waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Parent Guarantor, any Borrower, or any other Person. Each Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with Parent Guarantor or any Borrower or exercise any other right or remedy available to it against Parent Guarantor or any Borrower, without affecting or impairing in any way the liability of any Loan Party under this Loan Guaranty except to the extent the applicable Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party against Parent Guarantor or any Borrower or any security.

Loan and Security Agreement

8.5 Rights of Subrogation. No Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against Parent Guarantor or any Borrower, or any Collateral, until the Termination Date.

8.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Parent Guarantor, any Borrower or any other Person, or otherwise, each Loan Party’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent or any Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Parent Guarantor or any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

8.7 Information. Parent Guarantor and each Borrower assumes all responsibility for being and keeping itself informed of Parent Guarantor’s and each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party assumes and incurs under this Loan Guaranty, and agrees that neither Agent nor any Lender shall have any duty to advise any Loan Party of information known to it regarding those circumstances or risks.

8.8 Termination. To the maximum extent permitted by law, each Loan Party hereby waives any right to revoke this Loan Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender, (d) no payment by any Loan Party, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party hereunder, and (e) any payment, by any Borrower or from any source other than a Loan Party which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party hereunder.

Loan and Security Agreement

8.9 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any federal or state corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by any Loan Party or Agent or Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Party is intended solely to preserve the rights of Agent and Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party hereunder shall not be rendered voidable under applicable law. Each Loan Party agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party without impairing this Loan Guaranty or affecting the rights and remedies of Lender hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Party’s obligations hereunder beyond its Maximum Liability.

8.10 Contribution. In the event any Loan Party shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party a “Paying Guarantor”), each other Loan Party (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Parent Guarantor after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party, the aggregate amount of all monies received by such Loan Party from Parent Guarantor after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Party’s several liability for the entire amount of the applicable Obligations (up to such Loan Party’s Maximum Liability). Each Loan Party covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the applicable Obligations. This provision is for the benefit of Agent, the Lenders and the Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11 Liability Cumulative. The liability of each Loan Party under this Section 8 is in addition to and shall be cumulative with all liabilities of each Loan Party to Agent and each Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Loan and Security Agreement

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require any Loan Party to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b) If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or other Recipient, Parent Guarantor shall deliver to Agent or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such other Recipient, as the case may be.

(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Without limiting the provisions of subsections (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis indemnify Agent and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Agent or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Parent Guarantor or to any Borrower shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

(e) Each Lender shall deliver to Parent Guarantor and each Participant shall deliver to the applicable Lender granting the participation, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrowers or the Lender granting a participation, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide.

Loan and Security Agreement

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i) Each Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Parent Guarantor (or Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrowers (or the Lender granting a participation) as will enable Borrowers (or the Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii) Each Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Parent Guarantor (and the Lender granting a participation in case the Non-U.S. Recipient is a Participant) and Agent on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrowers, the Lender granting the participation or Agent but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (II) executed originals of Internal Revenue Service Form W-8ECI; (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (IV) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Parent Guarantor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN; and/or (V) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or any Lender granting a participation, to determine the withholding or deduction required to be made. Each Non-U.S. Recipient shall promptly notify Borrowers (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

10.	GENERAL PROVISIONS.

10.1 Notices.

(a) Notice by Approved Electronic Communications.

Agent and each Lender and each of their respective Affiliates is authorized to transmit, post or otherwise make or communicate, in its Permitted Discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Each of the Loan Parties and each Lender hereby acknowledges and agrees that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Lender and each of its Affiliates to transmit Approved Electronic Communications. None of Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of any electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Lender or any of its Affiliates or related persons in connection with any electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Loan Party executing this Agreement agrees that Lender has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for any Approved Electronic Communication.

Loan and Security Agreement

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Lender and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications, shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

GACP Finance Co., LLC
c/o Great American Capital Partners, LLC
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Mark Shields
Email: mshields@gacapitalpartners.com

Loan and Security Agreement

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Leslie A. Plaskon, Esq.
Email: leslieplaskon@paulhastings.com

If to Parent Guarantor or any other Loan Party:

The OLB Group, Inc.
200 Park Avenue
New York, NY 10166
Attention: Ronny Yakov
Email: ronn@olb.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2 Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party party hereto and thereto, Agent and Lenders and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4 Waivers. The failure of Agent or any Lender at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent or any Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or any Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of the requisite Lenders (or Agent on behalf thereof) and delivered to Parent Guarantor. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically cured pursuant to the terms of this Agreement or waived in writing by the requisite Lenders and delivered to Parent Guarantor. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent or any Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

Loan and Security Agreement

10.5 Amendment.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, do any of the following:

(i) increase or extend the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment previously terminated);

(ii) postpone or delay any date fixed for, or reduce or waive, any payment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Sections 1.8(a) through 1.8(c) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate or amount of interest specified herein (it being agreed that waiver of interest payable at the Default Rate shall only require the consent of Required Lenders), or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 10.5 or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi) discharge any Loan Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii) amend or modify Section 4.2;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent, in addition to the Required Lenders or all Lenders directly affected thereby or all the Lenders, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby or all the Lenders), affect the rights or duties of Agent under this Agreement or any other Loan Document.

Loan and Security Agreement

(c) Notwithstanding anything to the contrary contained in this Section 10.5 or any other provision of this Agreement or any other Loan Document, Agent and the Borrowers may amend or modify this Agreement and any other Loan Document (without the consent of any Lender) to (i) cure any ambiguity, omission, defect or inconsistency therein, and (ii) grant a new Lien for the benefit of the Agent and Lenders, extend an existing Lien over additional assets for the benefit of the Lenders or join additional Persons as Loan Parties.

10.6 Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.

10.7 Expenses, Fee and Costs Reimbursement. Each Borrower hereby agrees to promptly pay all reasonable out of pocket costs and expenses of Agent and each Lender (including the reasonable fees, costs and expenses of legal counsel to, and appraisers, accountants, and other professionals and advisors retained by or on behalf of, Agent or such Lender, all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default) in connection with: (A) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (B) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (C) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (D) the performance by Agent or any Lender of its rights and remedies under the Loan Documents, (E) the administration of the Term Loan and this Agreement (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (F) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (G) any periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing, (H) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (I) any litigation, dispute, suit or proceeding relating to any Loan Document, and (J) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent or Lenders). Any fees, costs and expenses owing by any Loan Party hereunder shall be due and payable within five (5) days after written demand therefor, except as otherwise set forth herein.

10.8 Benefit of Agreement; Assignability.

(a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Parent each Loan Party party hereto Agent and each Lender; provided, that (a) no Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of each Lender, and any prohibited assignment shall be void, and (b) assignments by any Lender shall be subject to Sections 10.8(b) through 10.8(d). No consent by Agent or any Lender to any assignment shall release any Loan Party from its liability for any of the Obligations.

Loan and Security Agreement

(b) Lender Assignments. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Term Loan Commitments and its rights and obligations with respect to its portion of the Term Loan) to:

(i) any existing Lender;

(ii) any Affiliate or Approved Fund of any existing Lender;

(iii) any other Person acceptable to (x) Agent and (y) which acceptance shall not be unreasonably withheld or delayed, the Borrowers; provided, however, that:

(A) in the event an Event of Default has occurred and is continuing, the consent of the Borrowers shall not be required for any Sale;

(B) the consent of the Borrowers shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed Sale is delivered to the Parent Guarantor;

(C) for each Term Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Term Loan and Term Loan Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Agent.

Notwithstanding the foregoing, Agent’s refusal to accept a Sale to a Loan Party, a Subsidiary or Affiliate of a Loan Party, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) below) shall execute and deliver to Agent an Assignment and Acceptance evidencing such Sale, together with any existing promissory note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 9 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Sale is made in accordance with Section 10.8(b)(iii), upon Agent consenting to such Sale, from and after the effective date specified in the Assignment and Acceptance, Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Acceptable.

(d) Effectiveness. Subject to the Register recording requirements by Agent relating to an Assignment and Acceptance pursuant to Section 10.9, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable promissory note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

Loan and Security Agreement

(e) Pledges. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

10.9 Recordation of Sale. In respect of any Sale of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a) Borrowers, or any agent appointed by Borrowers, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any portion of the Term Loan or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person’s lending commitment. Borrowers hereby irrevocably appoint Agent as each Borrower’s non-fiduciary agent for the purpose of maintaining the Register.

(b) In connection with any Sale as aforesaid, the transferor/assignor shall deliver to Agent then maintaining the Register an Assignment and Acceptance executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c) Subject to receipt of any required tax forms reasonably required by Agent, Agent shall record the Sale in the Register. Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no Sale shall be effective until it is recorded in the Register pursuant to this Section 10.9(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and Borrowers, Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by each Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10 Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its portion of the Term Loan, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by any Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender, provided, however, a Participant shall be entitled to the benefits of Section 9 as if it were a Lender if Borrowers are notified of the Participation and the Participant complies with Section 9(e). each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 10.9 as if it were Lender. Notwithstanding the granting of any such participating interests: (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by any Lender as being binding upon all of the Participants, and (iii) all communications in respect of this Agreement and such transactions shall remain solely among Borrowers, Agent and the Lenders (exclusive of Participants) hereunder. Each Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.9 on the Register as if each Participant were a Lender to the extent required to cause the Term Loan to be in registered form for the purposes of Sections 163(f), 165(j), 871, 881, and 4701 of the Code.

Loan and Security Agreement

10.11 Agent Provisions.

(a) Appointment and Duties.

(i) Each Lender hereby appoints GACP Finance Co., LLC (together with any successor Agent pursuant to Section 10.11(j)) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(ii) Without limiting the generality of clause (a)(i) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 7.1(g) or 7.1(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(g) or (h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (C) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (D) manage, supervise and otherwise deal with the Collateral, (E) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (F) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (G) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(iii) Under the Loan Documents, Agent (A) is acting solely on behalf of the Lenders and the other Secured Parties (except to the limited extent provided in Section 10.9(a) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (B) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Agent and Lender by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

Loan and Security Agreement

(b) Binding Effect. Each Agent and each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c) Use of Discretion.

(i) Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (A) under any Loan Document or (B) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(ii) Notwithstanding clause (c)(i) above, Agent shall not be required to take, or to omit to take, any action (A) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (B) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable requirement of law.

(d) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders. In the event of a foreclosure or similar enforcement action by Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale or other disposition. The foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 7.3(e) or (iii) subject to the following paragraph, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Sections 7.2 and 7.3 and in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 7.3(e)(ii), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In case of the pendency of any bankruptcy or other debtor relief proceeding or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent hereunder.

Loan and Security Agreement

(e) Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Section 10.11 to the extent provided by Agent.

(f) Reliance and Liability.

(i) Agent may, without incurring any liability hereunder, (A) rely on the Register to the extent set forth in Section 10.9, (B) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (C) rely and act upon any document and information (including those transmitted by Approved Electronic Communication) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(ii) Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Loan Party hereby waive and shall not assert (and the Parent Guarantor shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent: (A) shall not be responsible or otherwise incur liability to any Lender or other Person for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent); (B) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (C) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (D) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrowers or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders). For each of the items set forth in clauses (A) through (D) above, each Lender, the Loan Parties hereby waive and agree not to assert (and the Parent Guarantor shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

Loan and Security Agreement

(g) Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any portion of the Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

(h) Lender Credit Decision.

(i) Each Lender acknowledges that it shall, independently and without reliance upon Agent or any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons.

(ii) If any Lender has elected to abstain from receiving material non-public information (“MNPI”) concerning the Loan Parties or their Affiliates such Lender acknowledges that, notwithstanding such election, Agent and/or the Loan Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Loan Parties upon request therefor by Agent or the Loan Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Loan Parties or their Affiliates.

Loan and Security Agreement

(i) Expenses; Indemnities; Withholding.

(i) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(ii) Each Lender further agrees to indemnify, defend and hold Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), in each case, severally and ratably, harmless from and against liabilities (including, to the extent not indemnified pursuant to Section 9, Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(iii) To the extent required by any requirement of law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Participant Register or for any other reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 10.11(i)(iii).

Loan and Security Agreement

(j) Resignation of Agent.

(i) Agent may resign at any time by delivering notice of such resignation to the Lenders, Parent Guarantor and the Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 10.11(j)(i). If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (i) shall be subject to the prior consent of the Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(ii) Effective immediately upon its resignation, (A) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (B) the Lenders shall assume and perform all of the duties of the retiring Agent until a successor Agent shall have accepted a valid appointment hereunder, (C) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring Agent had been, validly acting as Agent under the Loan Documents and (D) subject to its rights under Section 10.11(c), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(k) Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (B) below, release or subordinate) any Lien held by Agent for the benefit of the Secured Parties against (A) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party in a transaction expressly permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to the Loan Documents after giving effect to such transaction have been granted, (B) any Property subject to a Lien permitted hereunder in reliance upon clause (c) of the definition of Permitted Indebtedness and clause (a) of the definition of Permitted Liens and (C) all of the Collateral and all Loan Parties, upon (x) the occurrence of the Termination Date and (y) to the extent requested by Agent, receipt by Agent and the Lenders of liability releases from the Loan Parties each in form and substance acceptable to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance written notice from the Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.11(k).

10.12 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.13 PATRIOT Act Notification. Each of Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent or such Lender to identify such Persons in accordance with the PATRIOT Act.

10.14 Counterparts; Fax/Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

Loan and Security Agreement

10.15 GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS.

10.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE NOTICE ADDRESS (ON BEHALF OF SUCH PARTY) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL.

10.17 Publication. Agent and each Lender may publish, with the prior consent of each Loan Party (such consent not to be unreasonably withheld or delayed), a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent and each Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.18 Confidentiality. Each of Agent and each Lender agrees to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrowers; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent, the Lenders or any of their respective Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent, any Lender or any of their respective Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 10.18 and (g) to any lender or other funding source of any Lender (each reference to Lender in the foregoing clauses shall be deemed to include the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 10.18), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Loan Party. The obligations of Agent and each Lender under this Section 10.18 shall supersede and replace the obligations of Agent or any Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or such Lender to Parent Guarantor, any Borrower or any of their respective Affiliates.

[signature pages follow]

IN WITNESS WHEREOF, each Loan Party party hereto, Agent, and Lenders have signed this Agreement as of the date first set forth above.

GACP FINANCE CO., LLC,
as Agent

By:
Name:
Title:

GACP I, L.P.,
as a Lender

By:
Name:
Title:

Signature Page to Loan and Security Agreement

Loan Parties:

THE OLB GROUP, INC.,
as Parent Guarantor

By:
Name:
Title:

SECURUS365, INC.,
as a Borrower

By:
Name:
Title:

EVANCE, INC.,
as a Borrower

By:
Name:
Title:

EVANCE CAPITAL, INC.,
as a Borrower

By:
Name:
Title:

OMNISOFT, INC.,
as a Borrower

By:
Name:
Title:

CROWDPAY.US, INC.,
as a Borrower

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Loan and Security Agreement

Annex 1

Form of Disclosure Schedule

1. Loan Party Information:

(a) Jurisdictions of Formation; Chief Executive Office Address; Foreign Business Qualifications:

Loan Party	Jurisdiction of Formation and Chief Executive Office Address	Foreign Business Qualifications

(b) Names:

Loan Party Legal Name	Prior Legal Names	Existing Trade Names	Prior Trade Names

(c) Collateral Locations:

Loan Party	Collateral Description	Collateral Location or Place of Business (including Chief Executive Office)	Owner/Lessor (if leased)

Disclosure Schedule Page 1

(d) Collateral in Possession of Lessor, Bailee, Consignee, or Warehouseman:

Loan Party	Address	Lessor/Bailee/Consignee/Warehouseman

(e) Litigation:	[to be inserted]

(f) Capitalization of Loan Parties:

Loan Party	Equity-holder	Equity Description	Percentage of Outstanding Equity Issued by Loan Party	Certificate (Indicate No.)

(g) Other Investment Property:

Loan Party	Investment Property Description

2. Commercial Tort Claims	[to be inserted; include detailed descriptions of such claims, including case name, parties, etc.]

Disclosure Schedule Page 2

3. Deposit Accounts / Securities Accounts/ Other accounts:

Loan Party	Name of Financial Institution	Account Number (indicates account is approved for funding of loan proceeds)	Type of Account and Purpose of Account	Is the Account a “Restricted Account” as defined in Schedule B (Yes or No?)

4. Intellectual Property:

(a) Registered Patents and Patent Licenses

Loan Party	Patent Registration Number	Registration Date	Patent Application Number	Application Date

(b) Registered Trademarks and Trademark Licenses

Loan Party	Trademark Title	Trademark Application Number	Trademark Registration Number	Date of Application	Date of Registration

Disclosure Schedule Page 3

(c) Registered Copyrights and Copyright Licenses

Loan Party	Copyright Title	Copyright Registration Date	Copyright Registration Number	Copyright Application Number

5. Insurance:	[to be provided, including issuers, coverages and deductibles]

6. Permitted Indebtedness:	[list and describe such Indebtedness]

7. Permitted Liens:	[describe each existing Lien securing items of Permitted Indebtedness]

[signature page follows]

Disclosure Schedule Page 4

IN WITNESS WHEREOF, this Disclosure Schedule is executed by each of the undersigned Authorized Officer this ____ day of _______________, ______.

THE OLB GROUP, INC.

By:
Name:
Title:

SECURUS365, INC.

By:
Name:
Title:

EVANCE, INC.

By:
Name:
Title:

EVANCE CAPITAL, INC.

By:
Name:
Title:

OMNISOFT, INC.

By:
Name:
Title:

CROWDPAY.US, INC.

By:
Name:
Title:

Disclosure Schedule Page 5

Annex 2

Agent’s Account

An account at a bank designated by Agent from time to time, on the Closing Date, Agent’s Account shall be that certain deposit account bearing account number 4367581238, reference GACP Loan Administration Account, and maintained by Agent with Wells Fargo Bank, National Association, Warner Branch, 6001 Topanga Canyon Blvd., Woodland Hills, CA 91367, ABA #121-000-248.

Agent’s Account Page 1

Schedule A

Term Loan Commitments

Lender	Term Loan Commitment
GACP I, L.P.	$12,500,000
Total:	$12,500,000

A-1

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Additional Documents” has the meaning set forth in Section 3.3(b).

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an “Affiliate” of Parent Guarantor or any Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agent” has the meaning set forth in the Preamble to this Agreement.

“Agent’s Account” has the meaning set forth in Section 1.4.

“Agreement” and “this Agreement” have the meanings set forth in the heading to this Agreement.

“Applicable Fiscal Month Period” has the meaning set forth in Section 5.24(a).

“Applicable Rate” means, as of any date, with respect to the Term Loan, 9.00%, per annum.

“Application Event” means the occurrence of (i) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (ii) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to the second sentence of Section 4.2 of the Agreement.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail or facsimile that any party is obligated to, or otherwise chooses to, provide to Agent or any Lender pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent or any Lender specifically instructs a Person to deliver in physical form.

B-1

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (i) (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (b) temporarily warehouses loans for any Lender or any Person described in clause (a) above and (i) is advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Asset Purchase” means the purchase and sale of certain assets of Excel Corporation and its subsidiaries pursuant to the terms of the Memorandum of Sale.

“Assignment and Assumption” means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

“Authorized Officer” means the chief executive officer, chief financial officer or treasurer of Parent Guarantor and each other Person designated from time to time by any of the foregoing officers of Parent Guarantor in a notice to Agent, which designation shall continue in force and effect until terminated in a notice to Agent from any of the foregoing officers of Parent Guarantor.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Board of Directors” has the meaning set forth in Section 4.6(b).

“Borrower” means, OMNISOFT, Inc., Crowdpay.us, Inc., each Subsidiary listed on Schedule C, and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 3.3 (other than any Immaterial Subsidiary).

“Business Day” means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Parent Guarantor, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP; provided however, that each lease that is classified and accounted for as an operating lease under GAAP as in effect on December 31, 2015 shall continue to be classified and accounted for as an operating lease (instead of being classified and accounted for as a Capitalized Lease) for purposes of all financial computations under this Agreement notwithstanding that such lease may be classified and accounted for as a Capitalized Lease after the Closing Date under GAAP due to the effect of FAS 13/ASC 840.

“Change of Control” has the meaning set forth in Section 7.1(k).

“Closing Date” means April 9, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

B-2

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 3.1.

“Compliance Certificate” means a compliance certificate substantially in the form of C hereto to be signed by an Authorized Officer of Parent Guarantor.

“Confidential Information” means confidential information that any Loan Party furnishes to Agent or any Lender pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to Agent or any Lender (or other applicable Person) from a source other than the Loan Parties which is not, to Agent’s or the applicable Lender’s knowledge, bound by any confidentiality agreement or other confidentiality obligation in respect thereof.

“Consolidated Net Revenue” has the meaning set forth in Section 5.24.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a Deposit Account) or commodities intermediary (with respect to a commodities account) or a counterparty to a debit, credit or charge card processing or interchange or similar agreement.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.1.

“Disclosure Schedule” means that certain Disclosure Schedule in the form attached hereto as Annex 1, as the same may be updated from time to time after the Closing Date.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent or any Lender at such time that such amount could be converted into Dollars by Agent or such Lender according to prevailing exchange rates selected by Agent or such Lender.

“Dollars” or “$” means United States Dollars, lawful currency for the payment of public and private debts.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

B-3

“EBITDA” means, for the applicable period, for the Loan Parties on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) federal, state, and local income taxes, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income plus (f) to the extent deducted in determining Net Income for such period (i) fees, costs and expenses incurred in connection with the consummation of the this Agreement and the transactions contemplated hereby in an aggregate amount not to exceed $100,000 that are paid on, prior to or within ninety (90) days of the Closing Date, (ii) non-cash charges, losses or expenses (iii) extraordinary, unusual or non recurring items reducing Net Income for such period and (iv) fees paid to the Lenders and Agent under any Loan Document in connection with any amendment, waiver or other modification of the terms thereof minus (g) to the extent added in determining Net Income for such period, non-cash revenues, gains or receipts.

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act, as in effect from time to time).

“Equity Financing” means with respect to any Person, an equity financing by such Person pursuant to the issuance of any Equity Interests of such Person to another Person in exchange for a cash payment to such Person, contribution of cash to such Person in exchange for any Equity Interests of such Person or any cash equity capital contribution into such Person; provided, that an Equity Financing will not include shares of capital stock issued upon the exercise of previously issued options, warrants or securities convertible into or exchangeable for shares of capital stock of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934.

B-4

“Excluded Property” means (a) any fee owned real property with a fair market value (as reasonably determined by the Agent in consultation with the Borrowers) of less than $250,000; (b) motor vehicles, airplanes and other assets subject to certificates of title to the extent perfection of the security interest in such assets cannot be accomplished by the filing of a UCC financing statement (or equivalent); (c) Commercial Tort Claims having a value below $100,000; (d) any lease, sublease, license, permit, property or agreement to the extent that a grant of a security interest therein (i) is prohibited by Applicable Law or any agreement (including restrictions of any governmental agency and including restrictions in respect of Margin Stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), or any governmental licenses or state or local franchises, charters and authorizations, other than to the extent such prohibition is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition or (ii) requires governmental or third party consents required pursuant to Applicable Law or agreement that have not been obtained if the terms of any applicable contract, lease, sublease, permit, license, charter or license agreement, or any Applicable Law with respect thereto, provide that the valid grant of a security interest or lien therein to Agent is prohibited (or would render such contract, lease, sublease, permit, license, charter or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, sublease, permit, license, charter or license agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be construed (x) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other Applicable Law or (y) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of any Loan Party in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement; (e) Margin Stock; (f) Equity Interests of any Person other than wholly-owned Subsidiaries (i) to the extent not permitted by the terms of such Person’s organizational or joint venture documents as in effect on the Closing Date or on the date of acquisition of such Person (except to the extent such prohibition is rendered ineffective after giving effect to applicable anti assignment provisions of the UCC, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or restriction), or (ii) to the extent the pledge of such Equity Interests (including the exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequences to any of the Loan Parties or such Person; (g) [reserved], (h) Letter-of-Credit Rights (other than those constituting Supporting Obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statements); (i) Restricted Accounts and the funds or other property held in or maintained in any such accounts (so long as such accounts are used only for the purposes described in the definition of Restricted Accounts); (j) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (k) particular assets if and for so long as, if reasonably agreed by Agent and Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, or flood insurance (if necessary) in respect of such assets are excessive in relation to the practical benefits to be obtained by the Lenders therefrom; and (l) voting Equity Interests of (i) any Foreign Subsidiary or (ii) any Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries, in each case, in excess of 65% (if the grant of a security interest in excess of such percentage could reasonably be expected to cause any material adverse tax consequences to the Loan Parties and provided that immediately upon the occurrence of any circumstances under which the grant of a security interest in excess of such percentage could not reasonably be expected to cause material adverse tax consequences to any Loan Party, “Collateral” shall automatically and without further action required by, and without notice to, any Person, include such greater percentage of Equity Interests) of the outstanding Equity Interests of such Person.

B-5

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 9(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which Non-U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 9 amounts with respect to such Taxes were payable either to such Non-U.S. Recipient assignor (or the Lender granting such participation) immediately before such assignment or grant of participation; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 9(e) (except where the failure to comply with Section 9(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipts” the proceeds in respect of (a) tax refunds, (b) pension plan reversions, (c) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (d) indemnity payments and (e) any purchase price adjustment (other than working capital purchase price adjustments) pursuant to any acquisition agreement entered into after the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, between Parent Guarantor and Agent.

“First Repayment” has the meaning set forth in Section 1.1(b).

“Fiscal Year” means the fiscal year of Parent Guarantor which ends on December 31 of each year.

“Fixed Charges” means, for the period in question, on a consolidated basis, the sum of (i) all principal payments scheduled to be made during or with respect to such period in respect of Indebtedness of the Loan Parties, plus (ii) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash during such period, plus (iii) all federal, state, and local income taxes of the Loan Parties paid or required to be paid for such period, plus (iv) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to Equity Interests issued by any Loan Party.

“Fixed Charge Coverage Ratio” has the meaning set forth in Section 5.24(a).

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a “controlled foreign corporation” within the meaning of Section 957 of the IRC with respect to which a Loan Party is a “US Shareholder” within the meaning of Section 951(b) of the IRC. Unless the context indicates otherwise, references to a Foreign Subsidiary shall be deemed to refer to a Foreign Subsidiary of Parent Guarantor.

B-6

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (i) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (ii) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Immaterial Subsidiary” means, any Subsidiary that does not have assets with an aggregate fair market value in excess of $100,000.

“Indebtedness” means (without duplication), with respect to any Person, (i) all obligations or liabilities, contingent or otherwise, for borrowed money, (ii) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (iii) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not ninety (90) days past the due date incurred in the ordinary course of business, but including the maximum potential amount payable under any earn-out or similar obligations to the extent required to be reflected on the consolidated balance sheet), (vi) all Capitalized Leases of such Person, (vii) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (viii) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (ix) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (x) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

B-7

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense” means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.

“Issuers” means the collective reference to each issuer of Investment Property.

“Lender” has the meaning set forth in the Preamble of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Recourse Guarantee and Pledge Agreement” means that certain Limited Recourse Guarantee and Pledge Agreement, dated as of the date hereof by Ronny Yakov, an individual residing in New York and John Herzog, an individual residing in Connecticut, as limited recourse guarantors and pledgors and Agent, as pledgee.

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Documents” means, collectively, this Agreement, all notes, guaranties, security agreements (including without limitation intellectual property security agreements), mortgages, a perfection certificate in form and substance satisfactory to the Agent, certificates, landlord’s agreements, Control Agreements, the Fee Letter, the Pledge Agreement, the Limited Recourse Guarantee and Pledge Agreement, the Disclosure Schedule and all other agreements, documents and instruments now or hereafter executed or delivered by any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means Section 8 of this Agreement.

B-8

“Loan Party” means, individually, Parent Guarantor or any Borrower; and “Loan Parties” means, collectively, Parent Guarantor and all Borrowers.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to (x) have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of Parent Guarantor, individually, or Parent Guarantor and its Subsidiaries, taken as a whole, (y) materially and adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents or (z) adversely affect the rights and remedies of the Agent or the Lenders under the Loan Documents.

“Maturity Date” means the Scheduled Maturity Date (or if earlier the Termination Date), or such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including without limitation pursuant to Section 7.2).

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Memorandum of Sale” means that certain memorandum of sale dated April 9, 2018, by and among Excel Corporation, as seller, the Parent Guarantor, as buyer and Agent, as secured party.

“MNPI” has the meaning set forth in Section 10.11(h)(ii).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(i) with respect to any sale or disposition by any Loan Party or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Subsidiary, in connection therewith after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (x) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (y) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (b) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such sale or disposition, (c) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction, and (d) all amounts that are set aside as a reserve (x) for adjustments in respect of the purchase price of such assets, (y) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (z) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (d) are (1) deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a control agreement in favor of Agent, and (2) paid to Agent as a prepayment of the applicable Obligations in accordance with this Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and

B-9

(ii) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries, or the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (a) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence, and (b) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

“Net Income” means, for the applicable period, for Parent Guarantor individually or for the Loan Parties on a consolidated basis, as applicable, the net income (or loss) of Parent Guarantor individually or of the Loan Parties on a consolidated basis, as applicable, for such period, excluding any non-cash gains or non-cash losses, and any extraordinary gains, in each case of Parent Guarantor individually or of the Loan Parties on a consolidated basis, as applicable, for such period.

“Net Insurance/Condemnation Proceeds” shall means an amount equal to: (a) any cash payments or proceeds received by any Loan Party or any of its Subsidiaries (i) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of any Loan Party or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual and reasonable costs incurred by any Loan Party or any of its Subsidiaries in connection with the adjustment or settlement of any claims of such Loan Party or such Subsidiary in respect thereof, and (ii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition to the extent paid or payable to non-Affiliates, including, without limitation, sales, transfer and other similar taxes paid or payable, income taxes or gains taxes payable as a result of any gain or other similar taxes recognized in connection therewith.

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-U.S. Recipient” has the meaning set forth in Section 9(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means all the Term Loan, all Protective Advances, any other present or future advances or extensions of credit made hereunder, the Assumed Liabilities (as defined in the Memorandum of Sale) and any other obligations owing by any Purchaser (as defined in the Memorandum of Sale) to Secured Party (as defined in the Memorandum of Sale) under the Memorandum of Sale, any other present or future debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Loan Party to Agent or any Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by Agent or any Lender in any Borrower’s indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

B-10

“Observer” has the meaning set forth in Section 4.6(b).

“Organic Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, incorporation deed, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Taxes” means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“Participant” has the meaning set forth in Section 10.10.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made by Agent in the exercise of its reasonable business judgment.

“Permitted Holders” means the chief executive officer, chief financial officer and the members of the board of directors of Parent Guarantor, in each case, on the Closing Date.

“Permitted Indebtedness” means: ((i) the Obligations; (ii) the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (a) the principal amount thereof is not increased, and (b) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (iii) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding; (iv) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (v) deferred compensation to officers, employees and directors existing as of the Closing Date in the amounts set forth on Section 6 of the Disclosure Schedule; and (vi) other Indebtedness in an amount not to exceed $100,000 at any time outstanding.

B-11

“Permitted Investments” means:

(iii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moodys”);

(v) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(vi) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(vii) fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(viii) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000.000.

“Permitted Liens” means (a) purchase money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (iii) of the definition of Permitted Indebtedness; (b) Liens disclosed in Section 7 of the Disclosure Schedule; provided, however, that to qualify as a Permitted Lien, any such Lien described in Section 7 of the Disclosure Schedule shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided the same have no priority over any of Agent’s security interests; (d) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $100,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (g) pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance; (h) Liens on cash advances in favor of the seller of any property to be acquired in an Investment not prohibited under this Agreement to be applied against the purchase price for such Investment permitted by this Agreement; (i) purported Liens evidenced by the filing of precautionary UCC (or equivalent statutes) financing statements or similar public filings; (j) Liens for amounts pledged pursuant to processing agreements in the ordinary course of business and (k) Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $100,000.

B-12

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof by each Loan Party, as a pledgor and Agent, as pledgee.

“Pledged Equity” means the Equity Interests listed on Sections 1(f) and 1(g) of the Disclosure Schedule, together with any other equity interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged equity interests, all of such Loan Party’s (i) interests in the profits and losses of each Issuer, (ii) rights and interests to receive distributions of each Issuer’s assets and properties, and (iii) rights and interests, if any, to participate in the management or each Issuer related to such pledged equity interests.

“Pro Rata Share” means with respect to all matters as to a particular Lender, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender by (ii) the aggregate Term Loan Exposure of all Lenders.

“Protective Advances” has the meaning set forth in Section 1.3.

“Recipient” means Agent, any Lender, Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

B-13

“Recurring Revenues” means, with respect to any period, the sum of (a) all recurring monthly transaction related fees comprised of credit and debit card fees charged to merchants, as well as certain service charges and convenience fees for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions and related fees minus (b) interchange fees and chargebacks with respect to “wholesale residual revenue” for such period and for any prior period to the extent not deducted in calculating Recurring Revenues for such prior period.

“Register” has the meaning set forth in Section 10.9(a).

“Related Persons” means, with respect to any Person, each Affiliate and Approved Fund of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Released Parties” has the meaning set forth in Section 6.1.

“Repayment” has the meaning set forth in Section 1.1(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, (c) tax accounts, including, without limitation, sales tax accounts, (d) escrow accounts, (e) fiduciary or trust accounts, (f) accounts required to be maintained for the benefit of third party credit and debit card processors or banks, (g) zero balance accounts and (g) accounts to the extent the balances therein do not exceed on average for a period of five (5) consecutive Business Days $10,000 in the aggregate.

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of equity interests issued by Parent Guarantor or any Subsidiary of Parent Guarantor or any other Loan Party (including any payment in connection with any merger or consolidation involving Parent Guarantor) or to the direct or indirect holders of equity interests issued by Parent Guarantor or any Subsidiary of Parent Guarantor or any other Loan Party in their capacity as such, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent Guarantor) any equity Interests issued by Parent Guarantor or any Subsidiary of Parent Guarantor or any other Loan Party, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire equity Interests of Parent Guarantor or any Subsidiary of Parent Guarantor or any other Loan Party now or hereafter outstanding.

“Sale” has the meaning set forth in Section 10.8(b).

B-14

“Scheduled Maturity Date” means April 9, 2021.

“Second Repayment” has the meaning set forth in Section 1.1(b).

“Secured Parties” means, collectively, the Agent, the Lenders, and each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” means the Securities of Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Senior Officer” means the current president, chief executive officer, chief financial officer, or treasurer of any Loan Party.

“Stated Rate” has the meaning set forth in Section 2.5.

“Subordinated Indebtedness” means (a) Indebtedness that is junior in right of payment or security to the Obligations, (b) any Indebtedness, liability or obligation in respect of any deferred compensation arrangement with any present, past or future employees or directors of the Parent Guarantor (or its predecessor) or any of its Subsidiaries or Affiliates (including, deferred compensation to officers, employees and directors existing as of the Closing Date in the amounts set forth on Section 6 of the Disclosure Schedule), and/or (c) any Indebtedness, liability or obligation that is in the nature of any seller notes or deferred earn-out.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Parent Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning set forth in Section 1.1.

“Term Loan Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule A or in the Assignment and Assumption pursuant to which such Lender becomes a Lender under the Agreement. The original aggregate amount of the Term Loan Commitments is $12,500,000.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the funding of the Term Loan, the amount of such Lender’s Term Loan Commitment, and (b) after the funding of the Term Loan, the outstanding principal amount of the Term Loan held by such Lender.

“Termination Date” means the date on which all of the Obligations have been paid in full in cash and all of each Lender’s lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

B-15

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Parent Guarantor or Agent shall so request, Agent, Lenders and Parent Guarantor shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Parent Guarantor shall provide to Agent financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capital Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (i) shall include all schedules, exhibits, annexes and other attachments thereto and (ii) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

B-16

Schedule C

Subsidiaries

Securus365, Inc.

eVance, Inc.

eVance Capital, Inc.

C-1

Exhibit A

FORM OF NOTICE OF BORROWING

[letterhead of each Borrower]

GACP Finance Co., LLC, as Agent
c/o Great American Capital Partners, LLC
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Mark Shields

Ladies and Gentlemen:

Please refer to the Loan and Security Agreement dated as of April 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the undersigned, as Borrowers, the Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto, and GACP Finance Co., LLC, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 1.4 of the Loan Agreement and constitutes a representation by each Borrower that the conditions specified in Section 1.6 of the Loan Agreement have been satisfied. Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Term Loan requested hereby.

Borrowers hereby request that the Lenders extend the Term Loan under the Loan Agreement as follows:

The Term Loan Amount is $12,500,000. The requested borrowing date for the Term Loan Amount is April 9, 2018.

Borrowers have caused this Notice of Borrowing to be executed and delivered by its Authorized Officer thereunto duly authorized on April 9, 2018.

[Signature pages follow]

Ex. A-1

THE OLB GROUP, INC.

By:
Name:
Title:

OMNISOFT, INC.

By:
Name:
Title:

CROWDPAY.US, INC.

By:
Name:
Title:

SECURUS365, INC.

By:
Name:
Title:

EVANCE, INC.

By:
Name:
Title:

EVANCE CAPITAL, INC.

By:
Name:
Title:

Ex. A-2

Exhibit B

FORM OF ACCOUNT DEBTOR NOTIFICATION

[Date]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Account Debtor]
[Address]

Re:	Loan Transaction with GACP Finance Co., LLC, as Agent

Ladies and Gentlemen:

Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with any Lender in the future, the “Financing Arrangements”) with certain lenders (the “Lenders”) and GACP Finance Co., LLC, as administrative agent and collateral agent for such Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), pursuant to which we have granted to Agent a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.

You are authorized and directed to respond to any inquiries that Agent or its representatives may direct to you from time to time pertaining to the validity, amount, and other matters relating to such Accounts and Chattel Paper. In the event that Agent requests that payment for any Accounts and/or Chattel Paper be made directly to Agent, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.

This authorization and directive shall be continuing and irrevocable until all of the Financing Agreements have been terminated and all obligations owing thereunder by us have indefeasibly been paid in full in cash.

Very truly yours,

THE OLB GROUP, INC.

By:
Name:
Its:

cc:	GACP Finance Co., LLC

c/o Great American Capital Partners, LLC
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Mark Shields

Ex. B-1

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

[letterhead of Parent Guarantor]

To:	GACP Finance Co., LLC

c/o Great American Capital Partners, LLC
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Mark Shields

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of April 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the undersigned, as Parent Guarantor, the Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto, and GACP Finance Co., LLC, as Agent. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 5.15 of the Loan Agreement, the undersigned Authorized Officer of Parent Guarantor hereby certifies (solely in his capacity as an officer of Parent Guarantor and not in his individual capacity) that:

1.	The financial statements of Parent Guarantor for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP for the periods and as of the dates specified therein.

2.	As of the date hereof, there does not exist any Default or Event of Default.

3.	Parent Guarantor is in compliance with the applicable financial covenants contained in Section 5.24 of the Loan Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Parent Guarantor’s compliance with such financial covenants, which computations were made in accordance with the terms of the Loan Agreement.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned Authorized Officer this ____ day of _______________, ______.

THE OLB GROUP, INC.

By:
Name:
Title:

Ex. C-1

Exhibit D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of __________ between ___________ (the “Assignor”) and ___________ (the “Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

1.	In accordance with the terms and conditions of Section 10.8 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor and Assignor’s portion of the Term Loan Commitments, all to the extent specified on Annex I.

2.	The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Parent Guarantor or any Borrower or the performance or observance by Parent Guarantor or any Borrower of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to the Assignor with respect to the Assignor’s share of the Term Loan assigned hereunder, as reflected on the Assignor’s books and records.

3.	The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (e) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

Ex. D-1

4.	Following the execution of this Assignment Agreement by the Assignor and the Assignee, the Assignor will deliver this Assignment Agreement to Agent for recording by Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Loan Agreement), (c) the receipt of any required consent of Agent and Borrower, and (d) the date specified in Annex I.

5.	As of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents, provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Loan Agreement, including such assigning Lender’s obligations under Section 10.11 and Section 10.18 of the Loan Agreement.

6.	Upon the Settlement Date, the Assignee shall pay to the Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Settlement Date and to the Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, the Assignor shall pay to the Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to the Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to the Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7.	This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.	THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, AND CONSENT TO SERVICE OF PROCESS SET FORTH IN SECTIONS 10.15 AND 10.16 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature pages follow]

Ex. D-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement, including Annex I hereto, to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR],
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By
Name:
Title:

ACCEPTED THIS ____ DAY OF_______________

GACP FINANCE CO., llc
as Agent

By
Name:
Title:

SECURUS365, INC.

By
Name:
Title:

EVANCE CAPITAL, INC.

By
Name:
Title:

EVANCE, INC.

By
Name:
Title:

OMNISOFT, INC.

By
Name:
Title:

CROWDPAY.US, INC.

By
Name:
Title:

Ex. D-3

Exhibit E

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAW, AND, IF THE COMPANY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT. A COPY OF SUCH WARRANT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER THEREOF UPON WRITTEN REQUEST.

Warrant No. [____]

THE OLB GROUP, INC.

[_____________] Shares of Common Stock

WARRANT

This Warrant (this “Warrant”), issued to GACP Finance Co., LLC or its registered and permitted assigns (the “Holder”), by The OLB Group, Inc., a Delaware corporation (the “Company”), is dated as of [___________] (the “Issuance Date”).

1.	Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

(a)	“Board” means the board of directors of the Company.

(b)	“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

(c)	“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

(d)	“SEC” means the United States Securities and Exchange Commission.

Ex. E-1

(e)	“VWAP” means, as of any date(s), the dollar volume-weighted average price for the Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Stock as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for the Common Stock on such date(s) on any of the foregoing bases, the VWAP of the Common Stock on such date(s) shall be the fair market value as reasonably determined jointly by the Board and the Holder in good faith; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed ten (10) Business Days from the Company’s receipt of the Notice of Exercise), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm selected by the Board and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned). The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2.	Purchase of Common Stock; Exercise Period. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to [______________________] (______) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), subject to adjustment as set forth herein. The shares of Common Stock to be issued upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares”. This Warrant shall be exercisable by the Holder in accordance with the terms hereof at any time from the Issuance Date until the later of (i) the third (3rd) anniversary of the Issuance Date and (ii) the Termination Date, as defined in that certain Loan and Security Agreement, by and among the Holder, the lenders from time to time party thereto, the Company and Securus365, Inc., Evance Capital, Inc., Evance, Inc., Omnibsoft, Inc. and Crowdpay.US, Inc., dated as of the Issuance Date (the “Exercise Period”), at which time, this Warrant shall expire and terminate (provided, that the provisions of Sections 10, 13 and 14 that apply to Warrant Shares shall survive any expiration or termination of this Warrant).

Ex. E-2

3.	Exercise Price. The exercise price per share for which the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $____ per share, subject to adjustment as set forth herein (such price is herein referred to as the “Exercise Price”).

4.	Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)	Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period subdivide the Common Stock of the Company, by split-up or otherwise, or combine such securities, or issue additional shares or share equivalents of such securities as a dividend with respect to the Common Stock of the Company, then in the case of a subdivision or dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased and the Exercise Price proportionately decreased, and in the case of a combination, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately decreased and the Exercise Price proportionately increased Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)	Reclassification, Reorganization, Consolidation, Merger or Sale. In case of any of the following transactions that occurs during the Exercise Period (a “Transaction”): (i) a reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination or dividend provided for in Section 4(a) above), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger or consolidation are converted by virtue of the merger or consolidation into other property, whether in the form of securities, cash or otherwise, (iii) a sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other corporation or other entity in one transaction or a series of related transactions, or (iv) other similar transaction which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such Transaction, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time during the Exercise Period to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares and other securities and property receivable in connection with such Transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such Transaction. If the per share consideration payable to holders of Common Stock in connection with any such Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined reasonably in good faith by the Board. The foregoing provisions of this Section 4(b) shall similarly apply to successive Transactions and to the capital stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

Ex. E-3

(c)	Distributions of Other Property. In case the Company during the Exercise Period shall distribute to the holders of Common Stock of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) evidences of its indebtedness or assets (excluding regular cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 4(a) above), or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of the Company (excluding those referred to in Section 4(a) above), then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares purchasable upon the exercise of this Warrant, and without additional consideration therefor, the amount of such indebtedness, assets, rights, options, warrants or convertible or exchangeable securities that the Holder would hold on the date of such exercise had it been the holder of record of the Common Stock on the date hereof and had thereafter during the Exercise Period retained such Common Stock, giving effect to all adjustments provided for during the Exercise Period by the provisions of this Section 4.

(d)	Notice of Certain Events. If, at any time prior to the expiration of this Warrant: (i) the Company shall declare any dividend in any form on the Common Stock of the Company, including dividends payable in cash or shares (or share equivalents) of the Company; or (ii) the Company shall authorize the issuance to all holders of Common Stock of the Company of rights, options, or warrants to subscribe for or purchase capital shares of the Company or of any other subscription rights or warrants; or (iii) the Company shall authorize the distribution to all holders of Common Stock of the Company evidences of its indebtedness or assets; or (iv) the Board shall have approved any consolidation or merger to which the Company is a party and for which approval of any stockholder of the Company is required, or any sale or lease of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or any reclassification or change of the Common Stock issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for Common Stock, or any compulsory exchange whereby Common Stock is converted into other securities of the Company; or (v) the voluntary dissolution, liquidation, or winding up of the Company occurs or the same is authorized by the Board; or (vi) the Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section 4; then the Company shall cause to be given to the Holder, at least fifteen (15) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date set by the Board therefor, a written notice stating (A) the date as of which the holders of record of Common Stock of the Company to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for Common Stock of the Company, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares (or share equivalents) shall be entitled to exchange such shares (or share equivalents) for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up; provided, however, that the failure to give any such notice shall not affect the validity of any action taken by the Company.

Ex. E-4

(e)	Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the adjusted Exercise Price and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.	Method of Exercise.

(a)	During the Exercise Period, the Holder may exercise the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)	the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Company at its principal offices;

(ii)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, such payment to be in the form of a wire payment to a bank account designated in writing by the Company, a certified or official bank check or such other manner as approved in writing by the Company; and

(iii)	the Holder’s receipt of any equity securities of the Company issued upon exercise of this Warrant will be subject to the Holder’s execution and delivery to the Company of such other customary and reasonable related documents as may be reasonably requested by the Company.

Ex. E-5

(b)	Notwithstanding Section 5(a)(ii), if at any time after the six (6) month anniversary of the Issuance Date and during the remainder of the Exercise Period there is no effective shelf registration statement pursuant to Rule 415 promulgated under the Securities Act (a “Resale Shelf Registration Statement”) registering, or no current prospectus available for, the issuance by the Company or resale by the Holder of all of the Warrant Shares issuable upon exercise of this Warrant (any Warrant Shares that are covered by an effective Resale Shelf Registration statement and prospectus, “Registered Warrant Shares”), then, to the extent that this Warrant is exercised for a number of Warrant Shares in excess of the number of Registered Warrant Shares at such time (the “Excess Unregistered Warrant Shares”), only at such time this Warrant may also be exercised, in whole or in part, with respect to such Excess Unregistered Warrant Shares, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares as is computed using the following formula:

X =	Y * (A-B) / A, where

X =	the number of Warrant Shares to be issued to the Holder;

Y =	the total number of Excess Unregistered Warrant Shares for which Holder has elected to exercise this Warrant pursuant to this Section 5;

A =	the quotient of (x) the sum of the VWAP of the Common Stock for each of the ten (10) trading days ending immediately prior to the time of exercise as set forth in the Notice of Exercise (“Exercise Date”), divided by (y) ten (10); and

B =	the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

(c)	To the extent cashless exercise is permitted pursuant to this Section 5, the Holder may also elect a combination of the payment options described in Section 5(b) and Section 5(a)(ii). For purposes of Rule 144(d) promulgated under the Act, to the extent permitted by applicable law, any Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for such Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(d)	Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Ex. E-6

6.	Issuance of Common Stock; Delivery of New Warrant.

(a)	This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved, solely for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the capital shares may be listed or any preemptive or similar rights of any other person.

(b)	Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the Warrant Shares being issued in accordance with this Section 5 and Section 10, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new warrant shall in all other respects be identical to this Warrant, including being deemed to have the same original Issuance Date hereunder.

7.	No Fractional Common Stock or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. Instead, the Company shall, at its election, either pay a cash payment in lieu of such fractional shares on the basis of the Exercise Price then in effect or shall round up, as nearly as practicable to the nearest whole share, the number of Warrant Shares.

8.	Representations of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)	The execution and delivery of this Warrant has been duly and properly authorized by all requisite corporate action of the Company and the Board, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)	Neither the execution nor delivery of this Warrant, nor the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to the Company’s certificate of incorporation.

Ex. E-7

(c)	Assuming the accuracy of Holder’s representations and warranties in Section 9 below, this Warrant is and, assuming no change in applicable law, the Warrant Shares issuable upon exercise hereof will be, issued by the Company to the Holder in a transaction exempt from registration and qualification under applicable federal and state securities laws.

9.	Representations of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a)	The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Holder is acquiring this Warrant and the Warrant Shares for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares to be issued upon exercise hereof, except pursuant to sales registered or exempted from the registration provisions of the Securities Act.

(b)	The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c)	The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares to be issued upon exercise hereof. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company.

10.	Compliance with the Securities Act; Delivery of Warrant Shares.

(a)	The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Holder shall not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to Section 10(b), this Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAW, AND, IF THE COMPANY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

Ex. E-8

(b)	Notwithstanding Section 10(a) above, if either (i) there is an effective registration statement by the Company registering the issuance of the Warrant Shares to, or the resale of the Warrant Shares by, the Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume, manner-of-sale limitations pursuant to Rule 144, then no legend described in Section 10(a) shall be required on any Warrant Shares, and the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company or its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise promptly (but in no event later than the third (3rd) Business Day) after receipt by the Company of the Notice of Exercise and the other items required to be delivered by the Holder for the exercise of this Warrant in accordance with Section 5, including payment of the aggregate Exercise Price.

11.	Redemption.

(a)	This entire Warrant may be redeemed, at the sole election of the Company, at any time after the six (6) month anniversary of the Issuance Date and during the remainder of the Exercise Period, at the office of the Company, upon the notice referred to in Section 11(b) below, at the price of $0.0001 per Warrant Share that can be purchased under this Warrant, which amount shall adjust after the Issuance Date in the same manner as the Exercise Price in accordance with Section 4 hereof (the “Redemption Price”), provided that the closing sales price of the Common Stock equals or exceeds $5.00 per share (which amount shall adjust after the Issuance Date in the same manner as the Exercise Price in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third (3rd) trading day prior to the date on which notice of redemption is given.

Ex. E-9

(b)	In the event the Company shall elect to redeem this Warrant, the Company shall fix a date for the redemption (the “Redemption Date”). The Company shall provide a notice of the redemption to the Holder (the “Notice of Redemption”) in accordance with Section 17 not less than thirty (30) days prior to the Redemption Date. This Warrant may be exercised at any time after the notice of redemption shall have been given by the Company in accordance with this Section 11(b) and prior to the Redemption Date (the “Redemption Period”). On and after the Redemption Date, the Holder shall have no further rights under this Warrant except to receive, upon surrender of this Warrant, the Redemption Price. For the avoidance of doubt, in the event that the Holder elects to exercise this Warrant and purchase Warrant Shares during the Redemption Period, the Holder shall be entitled to cashless exercise under Section 5(b) with respect to any Excess Unregistered Warrant Shares.

12.	No Transfer Taxes. Issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, governmental charges or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or, subject to Sections 10 and 13, in such name or names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any transfer taxes, governmental charges or other incidental expenses that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares issuable upon exercise of this Warrant to any person other than the Holder.

13.	Transfers of Warrant and Warrant Shares; Additional Legend.

(a)	This Warrant may be transferred by Holder in whole or in part upon the prior written consent of the Company (such consent not to be unreasonably withheld), and any purported transfer without such consent shall be null and void ab initio and of no force or effect. Any approved transfer of this Warrant shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment by the Holder of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

(b)	The Holder, by acceptance of this Warrant, hereby agrees that, without the prior written consent of the Company, the Holder will not Transfer (as defined below) the Warrant Shares that are issued upon the exercise of this Warrant, except that (x) the Holder may Transfer up to sixty thousand (60,000) Warrant Shares on each trading day (which amount shall adjust after the Issuance Date in the same manner as the number of Warrant Shares in accordance with Section 4 hereof), and (y) the Holder may Transfer such Warrant Shares pursuant to a liquidation, merger, consolidation, tender offer, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property. For purposes of this Warrant, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii), whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Warrant Shares or other securities, in cash or otherwise.

Ex. E-10

14.	Registration Rights.

(a)	If during the Registration Period (as defined below) the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or other Company equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, Company equity securities, by the Company for its own account and/or for security holders of the Company for their account (other than a registration statement (i) filed solely in connection with an offering of securities to directors, employees or independent contractors of the Company pursuant to any stock incentive or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv) for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction), then the Company shall (A) give written notice of such proposed filing (a “Registration Notice”) to Holder as soon as practicable but in no event less than fifteen (15) days before the anticipated filing date, which Registration Notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (B) offer to Holder in such Registration Notice the right to elect, by providing written notice thereof (an “Acceptance Notice”) to the Company within ten (10) days following receipt by Holder of such Registration Notice, for the Company to register all or a portion of the Holder’s Warrant Shares (a “Registration”) by having the Company register the resale of the Warrant Shares by Holder. Subject to the terms of this Section 14, the Company shall include in such registration statement such Warrant Shares that the Holder requests in the Acceptance Notice. Holder agrees to submit an Acceptance Notice in response to any Registration Notice that relates to a registration statement that would provide for the registration of the resale of any of the Warrant Shares on a Resale Shelf Registration Statement. Holder shall be under no obligation to submit an Acceptance Notice with respect to any registration other than a Resale Shelf Registration Statement, and Holder shall with respect to a Resale Shelf Registration Statement only be required to submit an Acceptance Notice with respect to the number of Warrant Shares to be included therein.

Ex. E-11

(b)	The Company, whether based on its own determination or as the result of a withdrawal by security holders making a demand pursuant to written contractual obligations or for any other reason, may withdraw a registration statement at any time prior to the effectiveness of the registration statement. If at any time after giving a Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares of the Holder in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares of the Holder for the same period as the delay in registering such other securities. The Holder may elect to withdraw the Holder’s request for inclusion of the Holder’s Warrant Shares in any Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. If the offering pursuant to a Registration is to be an underwritten offering, then the Holder must permit the sale or other disposition of the Holder’s Warrant Shares in accordance with the intended method(s) of distribution thereof, and shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Registration and the Holder shall be responsible for any fees or commissions due to such underwriters in connection with the sale of the Holder Warrant Shares (“Selling Expenses”). If (x) the managing underwriter or underwriters for a Registration that is to be an underwritten offering advises the Company in writing that the dollar amount or number of securities which the Company on behalf of itself and/or its security holders desires to sell exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, timing, distribution method or probability of success of such offering or (y) the SEC determines that the dollar amount or number of securities to be registered under the registration statement exceeds the maximum dollar amount or number that may be registered under such registration statement in accordance with applicable law (including any SEC rules, regulations, policies or positions) (such maximum dollar amount or maximum number of securities, as applicable, in either of clauses (x) or (y) above, the “Maximum Number of Securities”), then the Company shall include in any such offering only the Maximum Number of Securities allocated as follows: (A) first, the securities that the Company desires to sell; (B) then, the number of securities required to be included in such offering, if any, by other security holders of the Company exercising any demand registration rights that such other security holders have pursuant to written contractual arrangements with the Company; and (C) finally, the securities of Company security holders exercising piggy-back registration rights pursuant to written contractual arrangements with the Company, including the Holder pursuant to this Section 14, pro-rata among all such security holders exercising piggy-back registration rights. All expenses other than Selling Expenses incurred by the Company in connection with registrations, filings or qualifications in any registration under this Section 14, including all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company shall be borne and paid by the Company.

Ex. E-12

(c)	The Holder’s right to request, and the Company’s obligation to provide, inclusion of any of the Holder’s Warrant Shares in any Registration pursuant to this Section 14 shall only apply during the period (the “Registration Period”) of the Exercise Period, and, if this Warrant is exercised, at any time thereafter when Holder owns Warrants Shares that are not either (i) eligible for resale by the Holder without volume, manner-of-sale limitations pursuant to Rule 144 or (ii) registered under an effective registration statement (and for the avoidance of doubt, the Company shall have no obligation to provide a Registration for any Warrant Shares that are already covered the foregoing clauses (i) or (ii)). Further, the Company has the right to exclude any Warrant Shares of the Holder from any registration statement in the event the Company is contractually obligated to exclude such securities. For the avoidance of doubt, the provisions of Section 13 shall continue to apply to any Warrant Shares that are registered in a Registration pursuant to this Section 14.

(d)	In connection with any registration statement for which the Holder has elected to exercise its Registration rights pursuant to this Section 14, the Holder agrees to (i) cooperate with the Company in connection with the preparation of such registration statement as it pertains to the Holder or the Holder’s Warrant Shares, and (ii) respond within three (3) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Warrant Shares being registered on behalf of the Holder that may be required to be included in such registration statement and related prospectus pursuant to the rules and regulations of the SEC, and such other information as may be reasonably requested by the Company from time to time in connection with the preparation of and for inclusion in such registration statement and related prospectus.

Ex. E-13

(e)	With respect to any registration statement that the Holder has exercised its registration rights hereunder to include Warrant Shares, the Company shall:

(i)	use commercially reasonable efforts to (A) register or qualify the Warrant Shares by the time the applicable registration statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder may reasonably request in writing, (B) keep each such registration or qualification effective during the period such registration statement is required to be kept effective pursuant to this Warrant, and (C) do any and all other similar acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Warrant Shares in each such jurisdiction; provided, however, that the Company shall not be required to (I) qualify generally to do business in any jurisdiction as a foreign corporation or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to so qualify or register but for this Agreement, (II) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (III) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(ii)	promptly notify the Holder of the receipt, and provide copies to the Holder, of any written comments or other correspondence from staff of the SEC with respect to any applicable registration statement and use commercially reasonable efforts to promptly respond to such comments and provide copies of such responses to the Holder;

(iii)	as promptly as reasonably practicable, prepare and file with the SEC, if necessary, such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement or any document incorporated therein by reference or file any other required document as may be reasonably necessary to cause or maintain the effectiveness of such registration statement for so long as such registration statement is required to be kept effective in accordance with the terms of this Warrant and to comply with the provisions of the Securities Act and the rules thereunder with respect to the disposition of all Warrant Shares covered by such registration statement and the instructions applicable to the registration form used by the Company;

(iv)	make available to its stockholders, as soon as practicable but no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed to register the Warrant Shares an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(v)	in connection with the preparation and filing of any applicable registration statement, prospectus or any amendments or supplements thereto, (A) give the Holder, and its counsel the opportunity to review and provide comments on such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, (B) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to the Holder may reasonably request, and (C) make available such of the Company’s representatives as shall be reasonably requested by the Holder for discussion of such documents; and

Ex. E-14

(vi)	take such other actions as are reasonably required in order to expedite or facilitate the disposition of Warrant Shares included in each such registration.

(f)	If any Warrant Shares of the Holder are included a registration statement pursuant to this Section 14:

(i)	To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective partners, members, officers, directors, employees, agents, advisors or representatives (collectively with the Holder, “Holder Indemnitees”), as follows: (A) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement (or any amendment thereto) pursuant to which the Warrant Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) against any and all loss, liability, claim, damage, judgment and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder; and (C) against any and all out-of-pocket cost or expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above; provided, however, that the indemnity provided pursuant to this Section 14(f)(i) does not apply to the Holder with respect to any loss, liability, claim, damage, action, cost, judgment or expense to the extent arising out of, resulting from or based upon (I) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the applicable registration statement (or any amendment thereto) or the applicable prospectus (or any amendment or supplement thereto) or (II) the Holder’s failure to deliver an amended or supplemental prospectus furnished to the Holder by the Company (as and to the extent that the same was required by law to be delivered), if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred at or after the time furnished to the Holder by the Company and prior to any sale of securities covered by such prospectus.

Ex. E-15

(ii)	To the extent permitted by applicable law, the Holder agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective partners, members, officers, directors, employees, agents, advisors or representatives (including each director and officer of the Company who signed a registration statement) (collectively with the Company, “Company Indemnitees”), as follows: (A) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement (or any amendment thereto) pursuant to which the Warrant Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) against any and all loss, liability, claim, damage, judgment and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (C) against any and all out-of-pocket cost or expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above; provided, however, that the indemnity provided pursuant to this Section 14(f)(ii) shall only apply with respect to any loss, liability, claim, damage, action, cost judgment or expense to the extent arising out of, resulting from or based upon (I) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the applicable registration statement (or any amendment thereto) or the applicable prospectus (or any amendment or supplement thereto) or (II) the Holder’s failure to deliver an amended or supplemental prospectus furnished to the Holder by the Company (as and to the extent that the same was required by law to be delivered), if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred at or after the time furnished to the Holder by the Company and prior to any sale of securities covered by such prospectus. Notwithstanding the provisions of this Section 14(f)(ii), Holder (and any permitted assignee) shall not be required to indemnity Company Indemnitees under this Section 14(f)(ii) with respect to any amount in excess of the amount of the total net proceeds to the Holder or such permitted assignee, as the case may be, from sales of the Warrant Shares of the Holder under the registration statement or prospectus, as applicable, that is the subject of the indemnification claim.

Ex. E-16

(iii)	In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 14(f)(i) and 14(f)(ii) above is for any reason held to be unenforceable by a court of competent jurisdiction to any indemnified party although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages, actions, costs, judgments and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, actions, costs, judgments or expenses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 14(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 14(f)(iii), the Holder shall not be required to contribute any amount in excess of the amount that it would have been obligated to pay by way of indemnification if the indemnification provided for under Section 14(f)(ii) had been available under the circumstances. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 14(f)(iii), each Holder Indemnitee shall have the same rights to contribution as the Holder, and each Company Indemnitee shall have the same rights to contribution as the Company. In addition, no person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such person’s written consent (such consent not to be unreasonably withheld, delayed or conditioned).

15.	Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

16.	Amendments and Waivers. This Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only in a writing signed by the Company and the Holder. No waiver of any term or condition or breach of any representation, warranty, covenant or agreement or failure to insist on strict compliance with an obligation, covenant, agreement or condition will operate as a waiver of, or any estoppel with respect to, any subsequent or other breach or failure. The single or partial exercise of any right, power or remedy provided herein will not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated in this Warrant.

17.	Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall be furnished to the party giving or making such notice, demand or delivery:

(A)	If to Company at:

The OLB Group, Inc.

200 Park Avenue, Suite 1700

New York, NY 10166

Attention: Ronny Yakov

Ex. E-17

with an additional copy to (which shall not constitute notice hereunder):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Barry I. Grossman, Esq.

Matthew A. Gray, Esq.

(B)	If to Holder at:

GACP Finance Co., LLC

c/o Great American Capital Partners, LLC

11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Attention: Mark Shields

with an additional copy to (which shall not constitute notice hereunder):

Paul Hastings LLP

200 Park Avenue

New York, New York 10166
Attention: Leslie Plaskon, Esq.

Each such notice, demand or delivery shall be effective (i) if given by facsimile transmission, when receipt is acknowledged or (ii) if given by any other means, when received at the address specified herein or such other address as shall be subsequently furnished.

18.	No Rights of Stockholders; Limitation of Liability. Except as expressly provided in Section 4 hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of any of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon such exercise hereof shall have been issued, as provided herein. No provision hereof, in the absence of any affirmative action by the Holder to exercise all or any part of this Warrant to purchase shares of Common Stock (or to otherwise acquire any securities of the Company), and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

19.	Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

Ex. E-18

20.	Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

21.	Entire Agreement. This Warrant, contains the sole and entire understanding between the parties with respect to the subject matter herein contained, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Company and the Holder.

22.	Severability. If any term of provision of this Warrant is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.	Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

24.	Consent to Jurisdiction. Each party hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and any appellate courts thereof, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereto hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested, postage prepaid) directed to such other party at its address set forth in Section 17 and service so made shall be deemed completed five (5) Business Days after the same shall have been so deposited in the mails of the United States of America. Each party hereto waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

25.	Jury Waiver. EACH OF THE COMPANY AND THE HOLDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE COMPANY AND THE HOLDER OR EITHER OF THEM WITH RESPECT TO THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED PURSUANT TO THIS WARRANT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH OF THE COMPANY AND THE HOLDER HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

Ex. E-19

26.	No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other individual or entity any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

27.	Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof in accordance with the terms of this Warrant.

28.	No Impairment. The Company shall not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such reasonably necessary and appropriate action as may be reasonably requested by the Holder in writing in order to protect the rights of the Holder under this Warrant against impairment.

29.	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

30.	Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

31.	No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[remainder of page intentionally left blank]

Ex. E-20

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

THE OLB GROUP, INC.

By:
Name:	Ronny Yakov
Title:	President

Acknowledged and agreed by the undersigned Holder, effective as of the Issuance Date:

GACP FINANCE CO., LLC

By:
Name:	John Ahn
Title:	President

[Signature page to Warrant]

Ex. E-21

Exhibit F

FORM OF PROMISSORY NOTE

NOTE

$___________	_______, 2018

FOR VALUE RECEIVED, SECURUS365, INC., a Delaware corporation, EVANCE, INC., a Delaware Corporation, EVANCE CAPITAL, INC., a Delaware corporation, OMNISOFT, INC., a Delaware corporation and CROWDPAY.US, INC., a New York corporation (each a “Borrower” and collectively, the “Borrowers”) hereby promise to pay, jointly and severally, to the order of GACP I, L.P. (“Lender”) in lawful money of the United States of America in immediately available funds, the principal sum of [____________________________________] DOLLARS ($______________) or such lesser sum which represents the unpaid Term Loan Amount as set forth in the Loan Agreement, and shall be due and payable in accordance with the terms of the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this promissory note (this “Note”) is fully paid, at the rate or rates from time to time in effect under the Loan Agreement, provided, however, that the entire unpaid principal balance of this Note shall be due and payable in full on the Maturity Date, or earlier as provided in the Loan Agreement.

This Note is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The OLB Group, Inc., as Parent Guarantor, the Borrowers, GACP Finance Co., LLC, as Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement and the terms and conditions of the Loan Agreement are expressly incorporated herein and made a part hereof.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Note is a Loan Document and is subject to the provisions of the Loan Agreement, including, among other things, provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS NOTE and all matters relating hereto or thereto or arising herefrom SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Ex. F-1

IN WITNESS WHEREOF, the undersigned have executed this Note on the day and year first written above intending to be legally bound hereby.

SECURUS365, INC.

By:
Name:
Title:

EVANCE, INC.

By:
Name:
Title:

EVANCE Capital, INC.

By:
Name:
Title:

OMNISOFT, INC.

By:
Name:
Title:

CROWDPAY.US, INC.

By:
Name:
Title:

[Signature Page to Promissory Note]

Ex. F-2